Table of Contents

FORM 1-A

Regulation A Offering Statement

Part II – Offering Circular

Post-Qualification Amendment No. 1

Of Offering Statement Qualified on November 5, 2018

AHP Servicing LLC

440 S. LaSalle Street, Suite 1110

Chicago, Illinois 60605

(866) AHP-TEAM

www.ahpservicing.com

October 10, 2019

This Offering Circular follows the Offering Circular disclosure format.

AHP Servicing LLC is a limited liability company organized under the laws of Delaware, which we refer to as the “Company.” The Company is offering to sell up to $50,000,000 of its Series A Preferred Stock (with no minimum required amount) directly to the public at our website, www.AHPServicing.com. We are not using a placement agent or a broker and we are not paying commissions to anyone in connection with this offering. The price of the Series A Preferred Stock will be $10.00 per share and the minimum initial investment is $100. For more information, see “Securities Being Offered” on page 22.

	Price to Public	Underwriting Discount and Commissions	Proceeds to Issuer	Proceeds to Other Persons
Per Share	$10.00	n/a	$10.00	n/a
Total (Minimum Offering Amount)	n/a	n/a	n/a	n/a
Total (Maximum Offering Amount)	$50,000,000.00	n/a	$50,000,000.00	n/a

The purchase of these securities involves a high degree of risk. Before investing, you should read this whole Offering Circular, including the “Risks of Investing” section starting on page 3.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING. NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV. FOR MORE INFORMATION, SEE THE “Limits on How Much Non-Accredited Investors Can Invest” SECTION STARTING ON PAGE 26.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION UNIFORM LEGEND:

YOU SHOULD MAKE YOUR OWN DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND RISK TOLERANCE LEVEL. NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. YOU SHOULD BE AWARE THAT YOU WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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SUMMARY OF OUR BUSINESS AND THE OFFERING

Summary of Our Business

“We bring social responsibility and a willingness to do-the-right-thing to mortgage servicing, an industry often devoid of caring, compassion and quick, consensual solutions. This will be our most significant advantage.”

AHP Servicing LLC, which we refer to as the “Company” or “AHP Servicing,” was formed to develop a high-touch special mortgage loan servicing business.

We aim to disrupt the special mortgage servicing space by aligning the interests of the homeowner, mortgage investor, and mortgage servicer, and by leveraging technology across our platform to enable efficient resolutions. In addition to servicing loans for third parties, we will also invest in and service pools of defaulted mortgage loans generally consisting of loans that are secured by a mortgage on real estate (typically somebody’s house) and delinquent on payments, and related assets such as contracts for deed and REO assets. The Company also intends to acquire mortgage servicing rights from time to time, including by purchasing servicing rights from other servicers and/or by acquiring other companies engaged in mortgage servicing.

Summary of Business Opportunity

We believe that the mortgage servicing industry generally – and the servicing of non-performing loans in particular – is ripe for disruption. In the mortgage servicing part of our business, we will be hired by lenders, trustees and other mortgage holders to service portfolios of primarily non-performing loans – typically, to review the mortgage file and handle documentation, work with homeowners to modify the loan or obtain another resolution, collect payments, and perform related servicing functions.

Rather than trying to maximize servicing revenues by delaying resolutions, like many of our competitors, we look for positive outcomes for all stakeholders – what we describe as our “high touch” approach. We also seek to leverage technology across our platform, for example, by permitting homeowners to efficiently complete the modification process online with as little friction as possible, while still having ready access to an AHP Servicing representative if desired. We believe our business model will allow us to drive efficiencies, deliver better results for all stakeholders, and take significant market share from established special servicers.

Our mortgage investment business compliments our servicing business. Utilizing our loan servicing experience, we will seek opportunistic acquisitions of non-performing mortgage loan pools and related assets, and typically reach out to the homeowners to achieve speedy resolutions that are wins for homeowners, the Company and our Investors, and any third-party mortgage investors. Depending on a number of factors, one of four things typically happens:

•	We modify the terms of the loan and the homeowner stays in the house.

•	Without refinancing, we accept a discounted lump sum for the loan and the homeowner stays in the house.

•	The homeowner is able to refinance the loan and stay in the house.

•	Where the homeowner cannot afford or does not want to stay in the house, we take ownership of the house (often on a consensual basis via a deed-in-lieu-of-foreclosure, but sometimes through foreclosure) and sell it.

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We make a profit if our revenue – the proceeds we receive from our third-party loan servicing business, the sale or other dispositions of loans, the proceeds we receive from selling assets, and any loan payments we receive from homeowners along the way – exceeds our operating expenses and the costs of acquiring loan pools and loan servicing rights.

Summary of the Offering

The Company is offering to sell its securities to the public in what we refer to as the “Offering.” Specifically, the Company is offering to sell up to $50,000,000 of its Series A Preferred Stock. We refer to anyone who purchases Series A Preferred Stock in the Offering as an “Investor.”

If the Company has money after paying all of its expenses (and establishing appropriate reserves for future obligations), it intends to distribute that money to its stockholders. Distributions to Investors will be governed by the Authorizing Resolution that establishes the Series A Preferred Stock. Under the terms of the Authorizing Resolution, while any share of Series A Preferred Stock remains outstanding, any distributions by the Company must be made in the following order of priority:

•	First, to Investors until they have received a compounded return of 10% per year on their invested capital.

•	Second, any remaining funds will be distributed to Investors until they have received a return all of their invested capital.

•	Third, any remaining funds after Investors have received their 10% annual return and all of their invested capital will be retained by the Company’s common stockholder(s) (its management).

NOTE: The foregoing describes only the order in which distributions will be made under the terms of the Authorizing Resolution to the extent there are any distributions – it is not a guaranty that the Company will generate sufficient income to make any distributions. There is no guaranty that we will earn enough profit to distribute a 10% return to Investors, or even to return their capital. The Company only commenced operations on August 1, 2018, has not generated profits, and may be unable to pay any distributions.

The Company will try to return to Investors all of their capital no later than the fifth anniversary of the purchase date, assuming there is sufficient cash flow. However, Investors might receive their capital sooner, later, or not at all.

THAT WAS ONLY A SUMMARY

PLEASE READ THE OTHER SECTIONS OF THIS OFFERING CIRCULAR
CAREFULLY FOR MORE INFORMATION

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RISKS OF INVESTING

Buying our Series A Preferred Stock is speculative and involves significant risk, including the risk that you could lose some or all of your money. This section describes some of the most significant factors that make the investment risky. The order in which these factors are discussed is not intended to suggest that some factors are more important than others.

No Guaranty of Distributions: When you buy a certificate of deposit from a bank, the federal government (through the Federal Deposit Insurance Corporation) guaranties you will get your money back. Buying the Series A Preferred Stock of the Company is not like that at all. The ability of the Company to make the distributions you expect, and ultimately to give you your money back, depends on a number of factors, including some beyond its control. Nobody guaranties that you will receive distributions.

We Are a Newly Formed Business With a Limited Operating History: Although our management team is composed of experienced loan servicing and real estate professionals, the Company itself is a start-up business with a very limited operating history, minimal operating capital, and no significant assets or revenues. At this time, the Company does not have any servicing customers (apart from servicing loan pools owned by related parties). Our management team does not have prior experience starting and scaling a special mortgage servicing business, although we have substantial experience in operating a servicer and overseeing servicing of non-performing mortgage loans. Like any start-up, the Company will face a number of challenges, including:

•	Developing a reputation and brand identity

•	Hiring and retaining qualified personnel

•	Raising capital

•	Controlling costs

•	Responding effectively to the offerings of existing and future competitors

•	Managing growth and expansion

•	Implementing adequate accounting, financial and other systems and controls

Ability to Execute Our Growth Strategy: Our ability to build our business profitably will depend upon our ability to execute on our strategic initiatives and attract, retain and expand new customer relationships. This in turn will depend upon our ability to develop and market new products and services that meet customer demand in the marketplace, and to do so in a manner that is profitable to the Company on a sustainable basis. Our ability to expand will also be affected by broader economic factors and the strength or weakness of the overall housing market, which can impact demand for our services and increase competition.

Competition: We will compete with many companies to acquire mortgage servicing rights and mortgage servicing business. Many of our competitors are large, established players in the mortgage servicing business, such as commercial banks and publicly-traded mortgage servicers. Many of our competitors are substantially larger than us and have greater access to capital, technical and marketing resources, and may have lower funding costs. Likewise, many companies and individuals compete to invest in the same kinds of loans the Company buys. The more competition there is to acquire loans, the more the Company will be required to pay for loans and the more risk the Company will be required to assume to obtain a given return (yield) on its investments.

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We Are Dependent On Our Management Team And Will Need To Fill Key Positions: Our success depends substantially upon the talent and abilities of our executive officers and other key members of management, particularly our Chief Executive Officer. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives. Such changes in our executive management team may be disruptive to our business. Our prior CEO resigned effective July 11, 2019, and Mr. Newbery has been appointed CEO of the Company. We are reliant on our relationship with Jorge P. Newbery, our founder and a director of the Company, and entities affiliated with Mr. Newbery. Among other things, we intend to utilize a proprietary pricing model for non-performing loans that was developed by affiliates of Mr. Newbery, and we will also rely on Mr. Newbery’s industry expertise and relationships in order to secure customers and source investment opportunities. We do not have a license or other formal arrangement regarding the use of the proprietary pricing model, and if Mr. Newbery were to resign, die or become ill, the Company and its business could suffer.

We Are Reliant on a Relatively Small Group of Employees: The Company has approximately 25 employees. Our employees are critical to our success. The loss of any of our employees could have a material adverse impact on our operations. Additionally, we expect that we will need to hire additional employees in the future in order to scale our business and execute our growth strategy. There is no guaranty that we will be successful in identifying, hiring, training and retaining qualified employees when and as needed.

Our Business Is Heavily Regulated: The mortgage servicing and mortgage investment business is complex and heavily regulated. Our business is subject to extensive licensing requirements, consumer protection laws, foreclosure laws and regulatory oversight by federal, state and local governmental authorities. With respect to the mortgage servicing side of our business in particular, we believe the current regulatory environment for mortgage servicers is one of heightened regulatory and public scrutiny. As to all of our business operations, we may be required to devote substantial resources to compliance matters and we may incur significant ongoing costs to comply with new and existing laws and governmental regulation. If we fail to operate our business in compliance with both existing and future laws, our business, reputation, financial condition and results of operations could be materially and adversely affected. Our failure to comply with all applicable federal, state and local laws could result in, among other things, (i) loss of our licenses to engage in the mortgage servicing and/or mortgage investment businesses, (ii) government investigations and enforcement actions against us, (iii) fines, penalties and judgments against us, (iv) civil lawsuits, including class actions, (v) criminal liability, and (vi) breaches of covenants and representations under our servicing agreements, debt agreements or other agreements.

Servicing Licenses: We will need to obtain licenses in all states or other jurisdictions that require a mortgage servicing or related business license. At this time, we are so licensed in 27 states and have applications in process in the majority of the remaining jurisdictions that require such a license. If we cannot obtain a license in a given state where such a license is required, we will not service loans in that state, which may limit our ability to grow our business and attract and retain customers (some of whom may require that we be licensed nationally or in certain jurisdictions to do business with us).

Licensing Requirements Applicable to Our Mortgage Investing Business: Many states impose certain licensing requirements on investors who buy and sell mortgage loans secured by 1-4 family residential properties. The Company has elected to acquire loans through a Delaware statutory trust (American Homeowner Preservation Trust, or the “Trust”) with a national bank trustee because, among other reasons, we believe this structure will generally allow us to operate under either a permanent exemption from such licensing requirement in some jurisdictions, or under a temporary exemption in other jurisdictions (during which time we intend to obtain the necessary license(s)). However, one or more jurisdictions could determine that this structure does not exempt us from their licensing requirements, which may result in interruptions to our business operations or might require us to suspend or completely terminate the acquisition of loans in those jurisdictions. Any failure to be appropriately licensed may prevent us from pursuing business opportunities that could be beneficial to the Company, and could expose us to investigations, lawsuits, administrative proceedings, costs (including attorneys’ fees), fines, judgments, penalties or other consequences, which could materially and adversely affect our financial condition.

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Servicing Standards: Each mortgage servicing client will have its own set of standards and policies with which we’ll need to comply, which will require us to devote time, energy and financial resources towards monitoring and fulfilling those standards. Our failure to continually meet the servicing standards established by our clients could result in loss of customer relationships and loss of future business opportunities.

Risks Related to “In-Sourcing”: Our mortgage servicing business is dependent on the mortgage industry continuing to outsource mortgage servicing activities to third-party servicers such as us, and to some extent on this trend growing in the future. There can be no assurance this trend will continue or that institutional mortgage lenders and investors will not move this work in-house. A significant change in the use of third-party service providers within the mortgage industry could have an adverse effect on our ability to grow our business profitably.

Speculative Nature of Real Estate Investing: Real estate is notoriously speculative and unpredictable. For example, many very experienced, very informed people lost money when the real estate market declined in 2007-8. When the real estate market is healthy, as it was from 2003 through 2006, it appears that it will be healthy forever, but time after time history has shown that the real estate market goes down without warning, sometimes resulting in devastating losses. Most or all of the loans purchased or serviced by the Company will be backed by real estate. If the real estate market declines, the Company might not be able to pay the return you expect or even to pay back your investment. However, a decline in the real estate market may result in more homeowners facing default, which could generate favorable loan acquisition opportunities for the Company and may increase demand for the Company’s servicing programs, providing a potential counter-cyclical effect to the real estate sector.

Speculative Nature of Real Estate Loans: We expect to dedicate substantial capital towards investments in non-performing mortgage loans. Investments in loans backed by real estate are highly speculative. Among the risks are the following:

•	We could be mistaken in our view of the value of the real estate underlying a loan. For example, if we paid $80 for a loan, believing that the value of the underlying real estate is $100, but the actual value is only $70, we could incur a substantial loss. Our assessment of the value of the underlying real estate could be incorrect for any number of reasons, including unknown and unanticipated environmental hazards, or falling real estate prices.

•	A homeowner could tie us up in legal proceedings for a lengthy period of time, as we try to foreclose on the underlying real estate.

•	A homeowner could file for bankruptcy protection, causing further delay, cost, and complication.

•	Local laws we have not taken into account could hinder our ability to foreclose on the underlying real estate.

•	We could learn after the fact that the original lender or prior mortgage holder had failed to comply with legal or technical requirements in the loan documents, making it more difficult or even impossible for us to collect on the loan and/or foreclose on the property.

•	The homeowner might have lied on the loan application about important information, including the ownership of the underlying real estate or the existence of prior liens. If the underlying real estate securing a loan is encumbered by other liens with a higher priority, it could reduce or even eliminate the value of the loan.

•	The person who sold the loan to the Company might have misrepresented or omitted important information.

•	A homeowner could make claims against the Company based on a theory of “lender liability.”

Geographic Concentration: A significant portion of the mortgage loans that we service and acquire may be secured by properties concentrated in certain geographic areas of the United States, such as Florida, Illinois, Indiana, Michigan, New Jersey, New York, Ohio, and Pennsylvania. Adverse economic conditions or natural disasters affecting these markets, such as a downturn in real estate values, could disproportionately affect the Company.

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Risks Relating to Technology: We are dependent upon the effective implementation and operation of our technology systems. Technology failures, defects or inadequacies, development delays, installation difficulties or security breaches could hurt our operations and increase our costs. Disruptions, failures, defects or inadequacies in our technology, delays in the development of, or installation difficulties with, our technology, or security breaches to our technology could delay or disrupt our ability to provide services to our customers and result in significant financial and reputational harm to the Company.

Risks Relating to Personally Identifiable Information: We will routinely collect, process, store, use and disclose personal information of borrowers (including, but not limited to, names, addresses, social security numbers, bank account numbers, credit card numbers and credit history information). Such information is subject to various federal, state and other laws regarding data privacy and protection. The regulatory framework for data privacy and protection issues in the United States and internationally is constantly evolving and is likely to remain fluid for the foreseeable future. We may be required to expend significant time, money and other resources towards compliance with such laws, and we may be subject to orders, fines, penalties or other adverse consequences from governmental authorities, as well as lawsuits from consumers, if we fail to comply with such laws. An actual or perceived failure by the Company to properly safeguard and use sensitive personal information could severely damage our reputation and harm our business.

The Company Does Not Have A Credit Rating from Moody’s or Standard & Poor’s: Credit rating agencies, notably Moody’s and Standard & Poor’s, assign credit ratings to debt issuers, which are intended to help Investors gauge the ability of the issuer to repay the loan. The Company has not been rated by Moody’s or Standard & Poor’s and, as a result, Investors have no objective measure by which to judge the creditworthiness of the Company.

Pricing of Loans: The success of the Company, and its ability to make distributions to Investors, depends in large part on our ability to gauge the value of loans that are in default. Although the Company and its advisors rely on various objective criteria, ultimately the value of these loans is as much an art as a science, and there is no guaranty that the Company and its advisors will be successful.

Incomplete Due Diligence: We perform “due diligence” on the loans and other assets we purchase, meaning we review some of the available information about the loans and the underlying collateral. As a practical matter, however, it is simply impossible to review all of the information about a given loan (or about anything) and there is no assurance that all of the information we have reviewed is accurate. For example, sometimes important information is omitted or unavailable, or a third party might have an incentive to conceal information or provide inaccurate information, and we cannot verify all the information we receive independently. It is also possible that we have reached inaccurate conclusions concerning the information we have reviewed.

Reliance on Third Parties: We expect to engage third parties to provide essential services to the Company. If a third party we retain performs poorly or becomes unable to fulfill its obligations, the Company’s business could be severely disrupted and our financial condition could be adversely affected. Disputes between us and our third party service providers could disrupt our business and may result in litigation or other forms of legal proceedings (e.g. arbitration), which could require us to expend significant time, money and other Company resources, which could adversely affect the Company’s financial position. We might also be subject to, or become liable for, legal claims relating to work performed by third parties we have contracted with, even if we have sought to limit or disclaim our liability for such claims or have sought to insure the Company and its affiliates against such claims.

Arbitrary Pricing: The initial price of our Series A Preferred Stock was determined arbitrarily by our management, was not determined by an independent appraisal of the Company’s value and bears no relationship to traditional measures of value such as EBITDA (earnings before interest, taxes, depreciation, and amortization), cash flow, revenue, or book value.

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Need For Additional Capital: There is no guaranty that the Company will raise sufficient capital in this Offering to cover its operating and other expenses in connection with its planned operations. Even if the Company sells all of the Series A Preferred Stock being offered, the Company may need to raise additional capital in the future through equity offerings, debt financing, strategic partnerships or by other means. Additional funding may not be available on favorable terms, or at all. If the Company is unable to obtain sufficient funding, it may be forced to reduce or terminate its operations, which may adversely affect our business and results of operations. If we issue additional capital stock in the future, this may result in dilution to Investors. If we engage in debt financing, our lenders would generally have priority over our Investors, and we may be required to accept terms that restrict our ability to incur additional indebtedness or otherwise operate our business.

Risks Associated with Leverage: The Company might borrow money from banks or other lenders to purchase loans or other assets. Borrowing money to purchase assets is sometimes referred to as “leverage.” While using leverage can increase the total return on the borrower’s equity, it also increases risk because the amount borrowed has to be repaid in accordance with a schedule. To repay its loans, the Company might have to sell assets at a time when values are low, for example.

Competing Objectives: The Company has financial objectives – generating current income and capital appreciation, but has non-financial objectives as well – namely, providing viable solutions for homeowners at risk of foreclosure. Because of its dual objectives, one relating to financial returns and the other related to social betterment, the Company does not try to squeeze the maximum possible financial value from every loan. Similarly, while we expect our socially responsible strategies may be attractive to some mortgage holders, others may opt to contract with servicers who are strictly focused on maximizing financial returns. As a result, the ability of the Company to make distributions to Investors could be impaired.

Limitation on Rights in LLC Agreement: The Company’s Second Amended and Restated Limited Liability Company Agreement dated September 12, 2018 (the “LLC Agreement”) limits your rights in several important ways, including these:

•	The Company is controlled by its founder, Jorge P. Newbery. The business and affairs of the Company will be managed by its Board of Directors (the “Board”), who will be selected from time to time by Mr. Newbery. Mr. Newbery will control a majority of the votes of the Board on any matters submitted to the Board for approval. Investors do not have the right to elect or remove the members of the Board or otherwise vote on or approve actions of the Company.

•	The LLC Agreement does not permit Investors to transfer their shares without the prior written consent of the Board (except for certain transfers to family members or transfers to the Company), which consent may be withheld in the Board’s sole discretion.

•	The LLC Agreement grants the Company a right of first refusal to purchase any shares proposed to be transferred by a stockholder (except for certain transfers to family members).

•	The LLC Agreement contains a “drag-along” provision, permitting the Board to approve a sale of the Company and require each stockholder of the Company to sell his, her or its shares (each stockholder would receive its pro rata share of the net proceeds of the sale).

•	The LLC Agreement significantly curtails your right to bring legal claims against management. Among other things, the LLC Agreement provides that the Company’s directors and officers shall not owe any fiduciary duties to the Company or its stockholders, and grants broad indemnification rights to the Company’s directors and officers to the fullest extent permitted by applicable law. This means that stockholders would generally be barred from bringing claims for breach of fiduciary duty, misappropriation of business opportunities, or similar claims alleging that the directors, officers and/or employees of the Company breached some duty or obligation to stockholders or the Company (but not claims based on a breach of the terms of the LLC Agreement or Authorizing Resolution). The waiver of fiduciary duties does not apply to claims made under the federal securities laws.

•	The LLC Agreement provides that stockholders shall not have appraisal or “dissenter’s” rights in connection with their shares of the Company’s capital stock, and shall waive any such rights they might be deemed to have.

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•	The LLC Agreement limits your right to obtain information about the Company and to inspect its books and records.

•	Section 13.1 of the LLC Agreement provides that the Board is permitted to amend the LLC Agreement in certain respects without your consent.

•	The LLC Agreement provides that the state or federal courts located in Delaware shall be the exclusive forum for disputes relating to the LLC Agreement.

•	The LLC Agreement requires that you waive the right to a trial by jury in respect of any legal action arising out of or relating to the LLC Agreement. This waiver of the right to a jury trial would not apply to claims made under the federal securities laws, however.

Limitation on Rights in Investment Agreement: To purchase Series A Preferred Stock in this Offering, you are required to sign our Investment Agreement. The Investment Agreement limits your rights in several important ways, including these:

•	Any claims arising from your purchase of Series A Preferred Stock or the Investment Agreement must be brought in the state or federal courts located in Delaware, which might not be convenient to you.

•	In general, you would not be entitled to recover any lost profits or special, consequential, or punitive damages. This provision would not apply to claims made under the federal securities laws.

Forum Selection Provision: Our LLC Agreement and Investment Agreement each provide that any dispute arising from such agreement (including, but not limited to, any dispute arising from the purchase of Series A Preferred Stock pursuant to the Investment Agreement) will be handled solely in the state or federal courts located in Delaware. We included this provision primarily because (i) the Company is organized under Delaware law, (ii) Delaware courts have developed significant expertise and experience in corporate and commercial law matters and investment-related disputes (which typically involve very complex legal questions), particularly with respect to alternative entities (such as LLCs), and have developed a reputation for resolving disputes in these areas in an efficient manner, and (iii) Delaware has a large and well-developed body of case law in the areas of corporate and alternative entities law and investment-related disputes, providing predictability and stability for the Company and its Investors. This provision could be unfavorable to an Investor to the extent a court in a different jurisdiction would be more likely to find in favor of an Investor, or be more geographically convenient to an Investor. It is possible that a judge would find this provision unenforceable and allow an Investor to file a lawsuit in a different jurisdiction.

Conflicts of Interest: Our interests could conflict with your interests in a number of important ways, including these:

•	Your interests might be better served if our management team devoted its full attention to managing the Company. Instead, they will manage other businesses, and these other entities may compete directly with the Company. In particular, certain directors and executive officers of the Company will manage other investment programs which may compete with the Company for opportunities to purchase non-performing loan pools. These programs are discussed in the section titled “Past Performance: Our Track Record So Far,” starting on page 21, and it is possible new such programs will be created in the future. We have not adopted any specific policies or procedures regarding conflicts of interest (including, without limitation, regarding the allocation of investment opportunities, resources, expenses or other items among the entities affiliated with our Board of Directors and executive officers).

•	At least initially, our business will focus on servicing mortgages owned by entities affiliated with our founder and management team, including American Homeowner Preservation 2015A+, LLC. The terms of any servicing or other agreements entered into between the Company and such affiliated entities were negotiated between related parties and not on an arm’s-length basis. While we believe they are fair and reasonable to the Company in all material respects, there is no guarantee that the Company could not obtain more favorable terms in a true arm’s-length bargain. For more information, see “Interest of Management and Others in Certain Transactions” beginning on page 45.

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•	Members of our management team have business interests wholly unrelated to the Company and its affiliates, all of which require a commitment of time.

•	We might buy loans from our affiliates. Although we will always seek to establish a fair, arm’s-length price for loans, our interests as a seller conflict with your interests as a buyer.

•	The lawyer who prepared the LLC Agreement, the Investment Agreement, and this Offering Circular represents us, not you. You must hire your own lawyer (at your own expense) if you want your interests to be represented.

Uninsured Losses: We will decide what kind of insurance to purchase, and in what amounts. However, some risks cannot be insured at all, or cannot be insured on an affordable basis, and the Company might not be able to purchase or afford all the insurance it needs. Therefore, the Company could incur an uninsured loss.

No Market for the Series A Preferred Stock; Limits on Transferability: There are several obstacles to selling or otherwise transferring your Series A Preferred Stock:

•	There will be no established market for your Series A Preferred Stock, meaning you could have a hard time finding a buyer.

•	By its terms, the Series A Preferred Stock may not be transferred without our Board of Directors’ consent (except for certain transfers to family members or transfers to the Company).

•	Although you have the right to ask us to purchase your Series A Preferred Stock, there is no guaranty that we will be able to do so.

Taking all that into account, you should be prepared to own your Series A Preferred Stock indefinitely.

Early Payment: The Company expects to pay back your capital before the fifth anniversary. Therefore, you should not expect to receive a 10% annual return for the entire five year period.

Our Track Record Does not Guaranty Future Performance: The section captioned “Past Performance: Our Track Record So Far,” starting on page 21, illustrates the performance of certain affiliates of the Company, engaged in business similar to that which the Company plans to engage. However, there is no guaranty that the Company will do as well as its affiliates have done. The economy as a whole and the real estate market in particular have been very favorable to date; as surely as night follows day, economic conditions will change and we might not be able to adapt.

Risk of Failure to Comply with Securities Laws: Affiliates of the Company have previously sold securities relying upon the exemptions under Rule 506(c) of Regulation D and Regulation A issued by the Securities and Exchange Commission (“SEC”). The current Offering by the Company relies on the exemption under Regulation A. In all cases, we have relied on the advice of securities lawyers and believe we qualify for the exemption. If we did not qualify, we could be liable to penalties imposed by the federal government and State regulators, as well as to lawsuits from investors.

Investors Can’t See Our Actual Investments Before Investing: As of the date of this Offering Circular, the Company doesn’t own any loans or other real estate assets. As a result, Investors cannot see or evaluate our assets before making an investment decision. Instead, Investors are asked to invest first, then trust that their money will be used wisely.

The Company Stands On Its Own: The Company will either succeed or fail on its own account. Although certain affiliates of the Company have been successful, there is no guaranty that the Company will be successful. Further, neither the founder nor any other person or entity has committed to provide financial assistance to the Company should such assistance become necessary.

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Regulation As An Investment Company: If the Company were treated as an “investment company” under the Investment Company Act of 1940, we would be required to comply with a number of special rules and regulations and incur significant cost doing so. If we failed to comply with these special rules and regulations, we could be prohibited from operating our business and subject to civil and criminal liability, and any contracts we were a party to might be unenforceable. We intend to conduct our business so that we are not treated as an investment company. See the “Investment Company Act Limitations” section starting on page 29. However, we might not be successful.

Asset-Backed Securities: The securities laws include two definitions of the term “asset-backed security.” If the Series A Preferred Stock were treated as “asset-backed securities” within the meaning of the first of these definitions, we would not be allowed to sell them in this Offering. If the Series A Preferred Stock were treated as “asset-backed securities” within the meaning of the second of these definitions, the Company could be subject to substantial and onerous reporting obligations. For the reasons described in the “Asset-Backed Securities” section starting on page 30, we do not believe that the Series A Preferred Stock constitute asset-backed securities under either definition. If the SEC or another regulatory body were to conclude otherwise, however, we might be unable to complete the Offering, or we might be subject to onerous reporting obligations.

Breaches of Security: It is possible that our systems would be “hacked,” leading to the theft or disclosure of confidential information you have provided to us. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched, we and our vendors may be unable to anticipate these techniques or to implement adequate defensive measures.

The Foregoing Are Not Necessarily The Only Risks Of Investing
Please Consult With Your Professional Advisors

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OUR COMPANY AND BUSINESS

Overview

AHP Servicing LLC, which we refer to as the “Company” or “AHP Servicing” (and sometime “we,” “us” or “our”), is a limited liability company organized under the laws of Delaware.

The Company was formed to provide a mortgage servicing platform capable of effectively and efficiently servicing non-performing (delinquent) mortgage loans by working for the interests of all stakeholders (homeowners, investors and the servicer) and maximizing the use of technology. We also intend to invest in (buy) primarily non-performing mortgage loans, meaning loans that are secured by a mortgage on a principal residence (i.e., somebody’s house) and delinquent in payment (i.e., the homeowner has failed to make one or more payments). We refer to these as “Loans.” We may also acquire related assets, such as contracts for deed and REO (bank or lender owned) assets. We also intend to acquire mortgage servicing rights, including by purchasing servicing rights from other servicers and/or by acquiring other companies engaged in mortgage servicing.

Our Strategic Objectives

•	Create significant return on investment through value-added special loan servicing activities and adjacent businesses.

•	Serve as a strategic partner with superior performance on core mortgage loan assets.

•	Optimize automation and cost structures through the use of proprietary technology, risk based process management and appropriate outsource relationships.

Why this Opportunity?

•	A senior management team with a proven track record in the special servicing space.

•	Existing business platform and revenue stream from the AHP family of companies.

•	Proprietary collection and loan management technology focused on managing specific borrower and loan level risk to drive a sophisticated process.

•	Ability to get to market quickly with minimal overhead or significant capital commitments relative to creating a special servicing business from scratch.

•	A progressive perspective on the mortgage space and experience designing strategies and executing on tactical plans for large sub-prime mortgage companies.

•	Deep relationships in the non-performing loan space.

The mortgage servicing business is currently dominated by large, institutional servicers who we believe are generally poor at servicing defaulted mortgages; there are smaller servicers who focus on the default market, however, their results are only marginally better. In part, this is because servicers collect more fees the longer loans remain unresolved – as a result, the interests of servicers are often misaligned with those of mortgage investors and homeowners.

For example, since the Consumer Financial Protection Bureau (CFPB) was created in July 2011, mortgages have been the second most complained-about product by consumers. According to a CFPB analysis in January 2017, 49% of mortgage complaints related to consumers’ inability to make their mortgage payments. The CFPB report noted that “Consumers having difficulty making their mortgage payments reported their encounter with servicers while trying to negotiate loss mitigation assistance on their loans. Consumers stated their efforts to obtain assistance went unresolved as servicers were slow to respond, made repeated requests for documents that had already been submitted, and provided denial reasons that were ambiguous.”

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To our knowledge, no default servicers are maximizing the use of technology. We are building a proprietary technology platform to maximize the efficiency of our operations and interactions with borrowers and our vendor partners. For instance, we want to make the online process of a homeowner obtaining a modification as efficient as the process of an investor investing in this Offering. Initially, we will focus on servicing primarily non-performing mortgages owned by us and by other entities affiliated with our management team. We expect to expand our business to also service loans for third-parties as well as acquire mortgage servicing rights. We may also service performing and re-performing (i.e., modified) mortgages from time to time.

We also intend to use our expertise in non-performing loans to opportunistically invest in pools of non-performing mortgage loan assets from time to time. The Loans we intend to buy were often originated or previously owned by financial institutions that are now defunct, like Countrywide Financial, Lehman Brothers, Associates Financial Services, and a variety of smaller banks and other lenders. Although many mortgage loans became delinquent during the 2008-09 financial crisis, the owners of delinquent loans have been slow to sell them. Fannie Mae and Freddie Mac sold 72,502 non-performing mortgage loans in 2016 for a total of $14.2 billion, according to the Mortgage Bankers Association.

We typically buy Loans through an open bidding process and have developed a proprietary model for calculating the amount we will bid. We tend to focus on smaller Loans, secured by homes with estimated market values of $75,000 or less, typically located in low- and moderate-income neighborhoods. We expect to service Loans secured by homes with a wider range of values.

When we begin servicing a Loan, we approach the homeowner, who by definition has been unable to make payments on his or her mortgage. For Loans owned by AHP Servicing affiliates, we do not necessarily try to extract the maximum possible value from the Loan. Instead, we work with the homeowner to achieve a quick resolution that is acceptable both to the homeowner and to us. Depending on a number of factors, including the income of the homeowner, the local market, the value of the house, and our basis in the loan and/or what a third-party client approves (if applicable), four outcomes are possible:

1)       Outcome #1: We and the homeowner agree to modify the terms of the Loan, i.e., the principal amount, interest rate, monthly payment amount, and/or maturity date. After the homeowner has begun to make regular payments under the new terms, we may sell the Loan to a third party, and the homeowner stays in the house.

2)       Outcome #2: Even without refinancing, the homeowner is able to pay us a lump sum that we accept as payment in full for the Loan, and the homeowner stays in the house.

3)       Outcome #3: The homeowner is able to refinance the Loan – for example, by borrowing money from a bank. We accept the refinanced amount, which may be lower than the face amount of the Loan (but still more than we paid for the Loan) as payment in full, and the homeowner stays in the house.

4)       Outcome #4: Where the homeowner cannot afford to stay in the house or doesn’t want to, we take ownership of the house and sell it. We first attempt a voluntary surrender of the property in which the homeowner signs the house over to us in exchange for an incentive payment and being released from personal liability for the Loan, without the need for legal action, but sometimes we are required to take legal action (i.e., to foreclose).

In general, our revenues come from six sources:

1)       Servicing fees generated from assets, typically loans and REO properties, which we own, manage, own the servicing rights to, and/or are owned by third-parties. These fees include monthly per loan servicing fees, success fees for achieving resolutions, and ancillary fees such as late charges.

2)        The proceeds we receive when a Loan is sold under Outcome #1;

3)       The lump sum we receive under Outcome #2;

4)       The lump sum we receive when a Loan is refinanced under Outcome #3;

5)       The proceeds we receive when a house is sold under Outcome #4; and

6)       Any Loan payments we receive from the homeowner along the way.

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For the non-servicing revenue, we will make a profit if the sum of these revenues exceeds the price we paid for the Loans in the first place and the cost of operations, after subtracting all our expenses (e.g. management and legal fees).

While affiliates of the Company have been engaged in this business for a number of years (see the “Past Performance: Our Track Record So Far” section starting on page 21), the Company itself is a startup. The Company owns no loans or servicing rights and has not yet identified any loans to buy.

Loan Servicing

Managing paperwork, collecting payments and handling other administrative obligations on loans such as escrow management, payoffs, and information requests is referred to as loan “servicing.” Lenders, mortgage pool trustees and other parties often engage a third party to service mortgage loan portfolios. We believe the current regulatory environment creates an opportunity for the Company. Over the last few years, we believe mortgage servicers have faced more aggressive regulatory scrutiny, which we think makes our mission and branding ideal for a new servicer – if we can perform well for homeowners and mortgage investors, we believe we can take significant market share from the competition.

Management Philosophy

Our management philosophy is predicated on building a company dedicated to serving the best interests of our investors, employees, borrowers, owners, and the communities in which the properties that secure our Loans are located. Elements of this philosophy include:

•	Compassionate customer service with clearly defined loss mitigation options for borrowers to choose from;

•	Aligned incentives with our investors and the customers for whom we service loans;

•	Forward-looking use of technology and industry innovation, while balancing the cost of service, efficiency, and overall performance;

•	Collector effectiveness;

•	Risk management;

•	Commitment to regulatory compliance;

•	Reporting and analysis as keys in understanding the future; and

•	Recruiting, retaining, and developing key management staff.

We are building a proprietary servicing platform to maximize the efficiency of our operations and interactions. For example, we intend to make our platform user friendly for borrowers – homeowners should be able to complete loan modifications as easily as an investor can invest in this Offering.

Initially, we will focus on servicing non-performing mortgages owned by us and by affiliated entities. We expect to expand our business to service loans for third-parties as well as acquire mortgage servicing rights, and we may also service performing and re-performing (i.e., modified) loans from time to time.

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We intend to provide premium service at a premium cost. The potential recovery from a non-performing loan erodes with the passage of time and we will manage our operations with urgency because every day matters. Intensive intervention and prompt, consensual resolutions are of paramount value to all stakeholders. As the competition reduces their capabilities by cutting fees, slashing costs, and/or moving operations overseas, we will create jobs in America and help struggling Americans stay in their homes. Whereas other servicers may compete on fees, we will compete on service. We intend to enter into servicing agreements with mortgage holders, pursuant to which we will typically be compensated as follows:

•	Flat fees per number of loans we service (which may vary depending on whether the loans are performing or non-performing, and if non-performing, depending upon the specific status of the loan, e.g. the state of delinquency);

•	Success fees for achieving resolutions;

•	Borrower fees (e.g. late charges, charges for checks returned for insufficient funds);

•	Lender fees (e.g. boarding, de-boarding and other ancillary fees); and

•	Reimbursements for certain approved costs and expenses.

Investment Strategy

The Company believes it can buy distressed residential mortgage loans at significant discounts to their unpaid principal balances and, more importantly, to the current market values of the collateralized real estate. Many depository institutions and other holders of portfolios of sub-performing or non-performing mortgage loans in the United States continue to be under financial duress and may be motivated to sell these loans at favorable prices. In addition, government-related agencies acting as receivers, such as the Federal Deposit Insurance Corporation, have acquired and are expected to continue to acquire significant portfolios of troubled loans from failed depository institutions. In addition to sellers who may be under duress, many sellers prioritize their non-performing loan portfolios and look to sell the lowest-value and most distressed loans to other Investors willing to take on the resolutions. We believe that there are sizable returns to be generated from residual portfolios which remain unresolved.

The size of the non-performing and sub-performing residential mortgage loan market has grown considerably in the last few years, and our management believes that it will continue to grow. Our management believes that close to $300 billion of residential mortgage loans are troubled or at significant risk of default in their present state.

According to a Q3 2016 Negative Equity Report published by Zillow, the condition of “negative equity,” where the amount of mortgage debt exceeds the value of the home, is concentrated in communities of lower value homes, like so many social problems in our country. Separating the housing market into “bottom tier,” “middle tier,” and “highest tier,” the report concluded that 16.9% of all bottom-tier homes were in negative equity in the third quarter of 2016. In contrast, just 9.5% of middle-tier homes and 6.8% of the highest-tier homes suffered from negative equity. Zillow’s report observed that “in a number of large markets, the spread between the negative equity rate at the top and the bottom of the market is alarmingly wide. In Detroit, for example, the negative equity rate among top-tier homes is 4.4 percent; among bottom-tier homes, the negative equity rate is almost ten times higher at 39 percent – a gap of 34.6 percentage points.  Of all homes foreclosed upon nationwide after December 2006, 46.7 percent were in the bottom third of all homes in terms of value, compared to only 16.6 percent of foreclosed homes in the top third.”

Similar conclusions may be borne out of a report from real estate information company Realty Trac, which found that in Q2 2017 over five million homeowners were severely underwater, which means that they owed 125% or more of their home’s value. This represents 9.5% of all homes with a mortgage nationwide. However, only 4.4% of homes with values between $400,000 – $500,000 were severely underwater, in contrast to 49.9% of homes with values under $50,000 and 30.4% of homes with values under $100,000.

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Other investment programs guided by entities affiliated with our founder have generally invested in lower-dollar value loans, corresponding to the mortgage loans on lower-value homes, and our management team anticipates that the Company will do the same thing.

Our management team has significant experience with lower dollar-value distressed mortgage loans, generally on residential properties worth less than $75,000. Our management team believes the Company will be one of only a few national, institutional-quality buyers (with committed capital) for these lower dollar-value assets. The Company will seek to acquire assets that are too small and too distressed to be a high priority for larger banks, hedge funds, or other large buyers.

The Company intends to invest primarily in U.S. single-family residential mortgage loans secured by one-to-four-family homes. However, if our management believes it would be a good idea based on market conditions, the Company might also acquire (i) direct interests in real estate, (ii) loans secured by other asset types, and/or (iii) commercial loans. Despite these occasional purchases, the Company expects that mortgage loans secured by one-to-four-family homes will comprise more than 90% of its total portfolio, although our management team is not bound by that figure. The mix of loans which are serviced through third-party servicing contracts and mortgage servicing rights may have different compositions.

Bidding on loans and loan portfolios (groups of loans) is both an art and a science.

Typically, the process begins when a seller provides the Company and other potential buyers with a list of loans being offered for sale and requests initial bids. The seller might, or might not, provide such information as:

•	The borrower’s name;

•	A full or partial address of the collateral for the loan;

•	The property type;

•	Property square footage and lot size;

•	The original loan amount;

•	The original appraised value;

•	Broker’s price opinion for the collateral property;

•	The term of the loan and the maturity date;

•	The current and/or original interest rate and principal and interest payment;

•	The escrow balance;

•	The borrower’s original FICO credit score;

•	Loan modification data;

•	Payment history;

•	Foreclosure or bankruptcy status; and

•	The delinquent tax amount.

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To help analyze the data and make accurate bids, our management team will utilize a proprietary pricing model developed by our founder and utilized by other entities affiliated with our founder, which has been increasingly refined since 2011.

If the Company wins the initial bid, we order two documents, a title report and a broker’s price opinion, and dig deeper into the due diligence materials, noting such items as (i) whether the original borrower is still the owner of the property, (ii) whether the loan still holds a first lien position, (iii) whether the property is occupied or vacant, and (iv) the amount of delinquent taxes and other liens. Our original bid may be adjusted upward or downward based on these and other factors. Sometimes a bid is reduced to as low as $1.

Revised bids are then submitted to the seller. The seller may counter with a higher price or drop some mortgages from the sale if the seller feels the bid is too low.

After we purchase a Loan, or once we begin servicing a third party’s loan, we contact the homeowner and try to achieve a consensual, mutually-satisfactory resolution. These are the circumstances that lead to each resolution and what is expected in each case:

Reinstatement of the Loan

Where the borrower is willing and able, he or she can bring the loan current either in a lump sum or by making payments over time. After the loan is current and has established a history of timely payments, we typically sell the loan if we or an affiliate own it.

Settlement of the Loan	When the borrower (i) has a short sale buyer, (ii) can refinance, or (iii) otherwise has cash on hand, we might accept a payoff of the loan, often for less than its face amount.
Modification of the Loan

When the borrower cannot bring the loan current or pay it off, we might allow a modification that involves lowering the interest rate, extending the term, and/or reducing the principal. After the modified loan has established a history of timely payments, we typically sell the loan if we or an affiliate own it.

Deed In Lieu of Foreclosure

When the property is vacant or the homeowner no longer wishes to keep the property, we might accept a voluntary deed in lieu of foreclosure, giving us ownership of the property. Depending on the circumstances, we might even pay the homeowner for the deed. In either case, we will end up selling the property.

Foreclosure

As a last resort, we may foreclose on the property and sell it. Sometimes, a homeowner who has been unwilling to speak with us will change his or her mind when we begin foreclosure proceedings. Involuntary foreclosure often yields a lower and slower recovery than consensual solutions and we try to avoid it.

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Joint Venture Financing Model

Typically, the Company buys Loans using some combination of its own capital and money borrowed from institutional lenders. Recently, the Company has entered into discussions concerning an alternative arrangement that would involve three parties: the Company, a lender, and another investor. The lender would finance up to 65% of the purchase price of a portfolio of Loans, while the Company and the other investor would provide the balance, in proportions that might change from portfolio to portfolio or even from Loan to Loan. The Company would, as always, be the owner of the purchased Loans and also service the purchased Loans. The profits realized from the portfolio, if any, would be divided among the three parties based on a pre-determined agreement.

EXAMPLE: The Company and a second investor might purchase a portfolio of Loans, where 60% of the purchase price is financed by a lender (who will have a lien on the portfolio), 20% by the Company, and 20% by the second investor. The lender would have the right to be repaid from the first proceeds from the portfolio. As between the Company and the second investor, a possible arrangement would provide that, after the lender is repaid (i) the Company would receive investment back plus 12% annual return, then (ii) the second investor would receive its investment back plus 12% annual return, then (iii) the Company and the second investor would divide the annual return between 12% and 20% on an 80/20 basis, then (iv) the Company and the second investor would divide the annual return between 20% and 28% on a 20/80 basis, and finally (v) the Company and the second investor would divide any annual returns in excess of 28% on a 50/50 basis.

The Company believes this financing model could provide more stable and predictable returns, while also allowing the Company to acquire more loans and thus more servicing opportunities.

LLC Agreement

The Company is governed by its Second Amended and Restated LLC Agreement dated September 12, 2018, which we refer to as the “LLC Agreement.” A copy of the LLC Agreement is attached as Exhibit 1A-2B.

Under the LLC Agreement, the owners of the Company are referred to as “Stockholders.”

Management

Under the LLC Agreement, the Company is managed by a Board of Directors, which we refer to as the “Board.” As of the date of this Offering Circular, the Board is composed of Jorge P. Newbery (our founder and President) and Echeverria Kelly, with one vacancy. The LLC Agreement gives the Board exclusive control over all aspects of the Company’s business. The Stockholders of the Company, including Investors who purchase Series A Preferred Stock in the Offering, have no right to participate in the management of the Company. Under the terms of the LLC Agreement, the Board will be made up of three members, all of whom will be selected by Jorge P. Newbery. On any matter submitted to a vote of the Board, Mr. Newbery will have three votes (or if the size of the board is increased or decreased, such number of votes equal to the number of seats on the Board), meaning that Mr. Newbery will control all decisions of the Board.

Under the LLC Agreement, the Board also has the authority to appoint officers of the Company to oversee the day-to-day management of the Company. You can read more about our directors and officers in the section titled “Directors, Officers and Significant Employees” beginning on page 40.

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Key Management Positions

The following are the key positions in the operations of the Company:

•	Chief Executive Officer: The Chief Executive Officer (CEO) is responsible for all day-to-day management decisions and for implementing the Company’s short and long term plans. The CEO acts as a direct liaison between the Board and management of the Company and communicates to the Board on behalf of management. Other duties include (i) establishing budgets, (ii) hiring and managing the executive team, (iii) establishing sales targets and strategies, and (iv) overseeing and directing this Offering.

•	Vice President, Accounting & Finance: The Vice President, Accounting & Finance reports directly to the Chief Executive Officer. The Vice President, Accounting & Finance is responsible for all accounting, financial forecasting and budgeting for the Company. The Vice President, Accounting & Finance is also responsible for maintaining internal controls, audit oversight, and preparing and presenting financial statements for the Company.

•	Vice President, Administration: The Vice President, Administration reports directly to the Chief Executive Officer and is responsible for the day to day administrative functions of the company, including vendor management, audit coordination, and office administration.

•	Vice President, Chief Compliance Officer: The Chief Compliance Officer reports directly to the Chief Executive Officer and is responsible for ensuring that the Company operates in compliance with federal, state and local regulatory requirements as well as internal policies and procedures.

•	Vice President, Chief Resolution Officer: The Chief Resolution Officer reports directly to the Chief Executive Officer and is responsible for directing our loss mitigation, foreclosure, and other resolution activities for loans and real estate owned. This includes establishing reconciliation strategies, optimizing user technologies, reviewing control reports for outliers, providing guidance on high-risk scenarios, and coordinating efforts between the separate roles.

•	Vice President, Servicing. The Vice President, Servicing reports directly to the Chief Executive Officer. The Vice President, Servicing is responsible for all general servicing matters for the loans we intend to service for affiliates and third parties, including taxes, escrow, periodic statements, collections calls, and systems oversight.

•	Vice President, Trading. The Vice President, Trading reports directly to the Chief Executive Officer. The Vice President, Trading is responsible for all matters regarding the purchase and sale of mortgage pools. Duties include building and maintaining relations with loan sellers, purchasers, and brokers, negotiating the purchase and sale of mortgage pools, analyzing due diligence materials for purchases, and handling legal documentation for the transactions.

In addition to these senior management positions, we have a team of specialists who oversee the due diligence for purchases and sales, the documentation for Loans and underlying collateral, the loan modification process, licensing for servicing, the servicing of Loans, and any litigation or legal matters.

Licensing

In order to scale our mortgage servicing business nationwide, we will need to obtain licenses in all states (plus Washington, D.C. and Puerto Rico) where a mortgage servicing or similar business license is required. At this time, we are licensed in 27 states and have applications in process in the majority of the remaining jurisdictions that require such licenses.

Many states also impose certain licensing requirements on investors who buy and sell mortgage loans secured by 1-4 family residential properties. For this and other reasons, the Company has elected to acquire loans through a Delaware statutory trust with a national bank trustee, which we believe will generally allow us to operate under either a permanent exemption from such licensing requirement in some jurisdictions, or under a temporary exemption in other jurisdictions (during which time we intend to obtain the necessary license(s)).

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Leverage

The Company might borrow money to buy Loans or other assets, which is referred to as “leverage.” The Company will also incur liabilities in the nature of trade debt in the ordinary course of its business. Where we borrow money to buy Loans, the amount of the borrowing typically does not exceed 70% of the price of the Loans.

Factors Likely to Impact the Performance of the Company

The ability of the Company to conduct its business successfully depends on several critical factors:

•	Ability to Attract Qualified Employees: Like many businesses, we rely on data and computer models and spreadsheets. Nevertheless, we are very much a “people business.” Not only do we need human eyes to review (and sometimes modify) the pricing models produced by our computers, but the real key to our success lies in our ability to interact with homeowners, who are people, not machines. As a result, we must continue to attract and retain highly skilled employees.

•	Ability to Operate in Compliance with Federal, State and Local Regulation: Our success depends substantially on our ability to conduct our business in compliance with federal, state and local laws. The residential housing market in general and the residential mortgage servicing market in particular are highly regulated at the federal, state and local level. It is possible that laws or regulations could be applied or changed in ways that are adverse to our business.

•	Ability to Attract Third-Party Servicing Clients: Our success will depend on our ability to attract, retain and expand our relationships with third-party servicing clients in a manner that delivers long-term profitability to the Company. This means competing with larger, established mortgage servicers and new entrants into this business, and continually meeting and exceeding the servicing standards set by our clients.

•	Availability of Reasonably Priced Loans: For the Company’s investment program to succeed, it must be able to purchase distressed mortgage loans at a reasonable price. The volume of these loans skyrocketed during the recession of 2008-9, as homeowners were unable to make payments and financial institutions were forced to liquidate their portfolios. As the economy improves, the number of distressed loans could dwindle, making it more difficult for us to purchase loans at reasonable prices.

•	Competition to Purchase Loans: We have been very successful buying distressed mortgage loans. Although we believe our management team has special expertise, others have entered the market, bidding against us for distressed mortgage loans. The more competition there is, the more difficult it could become for us to purchase loans at reasonable prices.

•	Ability to Execute Resolution Strategies: Our success depends on our ability to execute effective and efficient resolution strategies with borrowers on terms that yield satisfactory results for all stakeholders (homeowners, lenders or mortgage holders, and the Company and its investors to the extent we own the mortgage).

•	Ability to Implement Technology: In order to maximize efficiency in our business, we intend to implement and leverage technology solutions across our operations (such as tools to increase the efficiency of interactions with homeowners). Our ability to implement and utilize technology in a manner that delivers the efficiencies we are targeting will be critical to our success.

•	Availability of Credit to Homeowners: One way we liquidate the loans in our portfolio is when the loans are refinanced by a lender and the loan we hold is paid off, in whole or in part. If credit markets tighten, as they did in 2008-9, homeowners might not be able to refinance loans, or may have more difficulty in doing so.

•	Housing Market: Another way we liquidate the loans in our portfolio is to take ownership of the house securing a loan and sell it. If housing prices fall, our profits from property sales may fall along with them.

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•	Interest Rates: Our business is very sensitive to changes in interest rates. If interest rates fall, the value of the loans in our portfolio increases. If interest rates rise, the value of the loans in our portfolio decreases. Today, interest rates in general, and mortgage interest rates in particular, are at historic lows, suggesting that interest rates are more likely to go up from this point than to go down.

•	Performance of Internal Systems: We continue to improve our internal systems and to adopt new systems, including our servicing, asset management and proprietary pricing technologies. We rely heavily on these systems and expect we will be required to continually update, improve, and replace them in the future.

Offices and Employees

The Company’s offices will be located at 440 S. LaSalle Street, Suite 1110, Chicago, Illinois 60605. The Company has entered into a lease dated January 5, 2018 pursuant to which it will rent approximately 4,941 square feet of office space from Andrie Trading, LLC. The Company will pay Andrie Trading $12,249.56 per month under the lease.

The Company has approximately 25 employees.

Our Revenues

The revenue of the Company will include:

•	Payments we receive from third-party servicing customers (which may consist of fees based on the number and type of loans we service and resolutions we achieve, fees and charges to borrowers, and reimbursements);

•	Payments we receive from homeowners with respect to their mortgage loans;

•	Payments we receive from other borrowers with respect to their mortgage loans;

•	Rental payments we receive from leased real estate;

•	Proceeds we receive from the sale of loans;

•	Proceeds we receive from the sale of houses or other assets; and

•	Proceeds we receive when a homeowner pays off a loan.

Our Operating Costs and Expenses

The Company will incur a variety of costs and expenses, including:

•	Employee wages, bonuses, benefits and similar employee compensations costs;

•	Technology development and maintenance;

•	The costs of the Offering;

•	Costs incurred in finding, evaluating, and purchasing Loans and other property;

•	Commissions;

•	Settlement charges, including title charges;

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•	Custodial, administrative, legal, accounting, auditing, record-keeping, appraisal, tax form preparation, compliance, consulting costs and other administrative expenses;

•	Marketing costs;

•	Investor communications;

•	Insurance premiums;

•	Taxes and fees imposed by governmental entities and regulatory organizations; and

•	Bank and escrow fees.

The Trust

Many states impose certain licensing requirements on investors who buy and sell mortgage loans secured by 1-4 family residential properties. In order to address these requirements and for other reasons, the Company will generally acquire Loans through a Delaware statutory trust (American Homeowner Preservation Trust, or the “Trust”) with a national bank trustee (U.S. Bank Trust National Association, or “U.S. Bank”). The trustee will act on behalf of the Trust at the direction of AHP Capital Management, LLC (an entity controlled by our founder), which serves as the administrator of the Trust. The Loans will be held in a separate series of the Trust, of which the Company will be the sole beneficiary (i.e. the Company will retain the economic interest in the Loans, while the Trust holds legal title to the Loans).

A copy of the Trust’s Amended and Restated Trust Agreement dated October 29, 2014, and Amendment No. 1 to Amended and Restated Trust Agreement, are attached as Exhibits 1A-6G and 1A-6H, respectively (the “Trust Agreement”). A copy of the Series Addendum to the Trust Agreement establishing Series “AHP Servicing” is attached as Exhibit 1A-6I.

The Company, along with American Homeowner Preservation 2015A+ LLC and other prior investment programs affiliated with our founder, Jorge P. Newbery, are the sole beneficial owners of separate series of the Trust (with each such investment program’s assets being held in separate series of the Trust). Investors will not be parties to the Trust Agreement and have no personal interest in the Trust. The Trust is treated as a “grantor trust” for tax purposes, with the result that the Company’s share of the Trust’s income and losses are reported on the tax return of the Company.

PAST PERFORMANCE: OUR TRACK RECORD SO FAR

Summary and Narrative Description

American Homeowner Preservation, LLC, or “AHP” (an entity affiliated with our founder and management team) and its affiliates have been investing in distressed mortgage loans for profit for approximately four years. Through December 31, 2018, they had purchased approximately 4,400 mortgage loans for an aggregate price of approximately $48 million, in five different offerings of securities. These programs include Series 2013C, Series 2013D, Series 2014A, and Series 2014B, which we refer to as the “Non-Public Programs.” An affiliate of AHP, American Homeowner Preservation 2015A+, LLC, began an offering of securities to investors under Regulation A on May 25, 2016. This offering was closed on approximately May 24, 2018. We refer to this program as “2015A+,” and together with the Non-Public Programs collectively as the “Programs.” Like the Company intends to do, American Homeowner Preservation 2015A+, LLC used the proceeds of its offering to invest in non-performing mortgage loans (although unlike our Company, American Homeowner Preservation 2015A+, LLC is not a mortgage servicer).

Each of the Programs is similar to the Company in the following respects:

•	They all involve raising money from investors;

•	They all involve investing in and servicing non-performing mortgage loans (although these programs do not involve the development or operation of a special loan servicer that services loans for third parties); and

•	Each of the Programs also has investment objectives that are similar to the investment objectives of the Company.

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Further, none of the Programs:

•	Has been registered under the Securities Act of 1933;

•	Has been required to report under section 15(d) of the Securities Exchange Act of 1934;

•	Has had a class of equity securities registered under section 12(g) of the Securities Exchange Act of 1934; or

•	Has, or has had, 300 or more security holders (with the exception of 2015A+).

All of the Programs involved buying primarily distressed residential mortgages. None of the Programs involved primarily operating a third-party special servicer. Nevertheless, because of the similarities, investors who are considering purchasing Series A Preferred Stock from the Company might find it useful to review information about the Programs. Of course, prospective investors should bear in mind that prior performance does not guaranty future results. The fact that a prior Program has been successful (or unsuccessful) does not mean the Company will experience the same results.

There have been no major adverse business developments or conditions experienced by any Program that would be material to purchasers of the Company’s Series A Preferred Stock.

The following table summarizes the Programs through December 31, 2018. All figures are unaudited and are presented on a federal income tax basis. The 2015A+ Program (but not the other Programs) was ongoing as of December 31, 2018, and therefore the final results of that Program will vary from the information presented below.

Program Name	2013C	2013D	2014A	2014B	2015A+
Start Date	12/18/2013	1/2/2014	4/16/2014	2/27/2015	6/10/2016
Amount Offered	$4,653,970	$643,089	$2,283,255	$4,974,024	$50,000,000
Raised from Investors	$4,653,970	$643,089	$2,283,255	$4,974,024	$40,520,828
Length of Offering	1 Month	4 Months	10 Months	14 Months	24 Months
Closing	1/31/2014	5/31/2014	2/28/2015	4/30/2016	5/24/2018
Time to Deploy 90%	1 Month	1 Month	1 Month	1 Month	30 Months
Of Capital
Number of Loans Purchased	248	47	377	639	3089
Total Purchase Price of Loans	$4,633,487	$661,989	$2,268,212	$6,480,307	$34,277,191
Leverage	0	0	0	0	$227,466
Number of Loans Remaining	0	0	0	0	2465
Targeted Yield to Investors	9-12%	9-12%	9-12%	9-12%	12%
Amount Paid to Date to Investors as Percentage of Investment*	100%	100%	100%	100%	16.50%
Remaining Investor Capital**	$0	$0	$0	$0	$33,834,649
Value of Assets Remaining***	$0	$0	$0	$0	$33,681,767
Outstanding Indebtedness	$0	$0	$0	$0	$0

* This formula is the percentage of the original investment and the returns paid back to third-party investors. It does not include any payback to the founder or management.

** Remaining investor capital includes third-party investor capital only.

*** The Value of Assets Remaining is primarily the value assigned to the remaining assets as of the time they were purchased, in some cases written down (but not up). As described earlier, the Company uses a proprietary pricing tool to evaluate loan purchases. The proprietary pricing tool takes into account factors that include, but are not limited to, the estimated value of the real estate securing each loan and the history of loan payments. The Company reevaluates the value of its assets only as needed - for example, when it sells a Loan. Reevaluations are not performed on a regular basis.

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SECURITIES BEING OFFERED

Description of Securities

We are offering to the public up to $50,000,000 of Series A Preferred Stock, which we refer to as the “Series A Preferred Stock.”

Price of Series A Preferred Stock

We will offer the Series A Preferred Stock at $10.00 per share.

Voting Rights

Owners of the Series A Preferred Stock – that is, Investors – will have no right to vote or otherwise participate in the management of the Company. Instead, the Company is managed by the Board of Directors exclusively. However, without the consent of a majority of the Investors, measured by the number of shares held, the Board may not amend the Company’s LLC Agreement in a manner that would reasonably be expected to have an adverse effect on the Company or its Stockholders.

Distributions

If the Company has money after paying all of its expenses (and establishing appropriate reserves for future obligations), it intends to distribute that money to its stockholders. We intend to make distributions on a monthly basis. Distributions to Investors will be governed by the Authorizing Resolution, which (together with the LLC Agreement) contains the terms of the Series A Preferred Stock. Section 3.1 of the Authorizing Resolution provides that, while any share of Series A Preferred Stock remains outstanding, any distributions by the Company must be made in the following order of priority:

•	First, under section 3.1.1, to Investors until they have received a compounded annual return of 10% on their invested capital (the “Series A Preferred Return”).

•	Second, under section 3.1.2, to Investors until they have received all of their invested capital.

•	Third, under section 3.1.3, after Investors have received their 10% annual return and all their invested capital, we will keep any remaining profit for ourselves.

The Authorizing Resolution is attached as Exhibit 1A-2C.

IMPORTANT NOTE: The distribution “waterfall” discussed above describes only the order of priority in which the Company must make distributions to the extent it has money to distribute – it is not a guaranty that the Company will generate sufficient income to make any distributions. There is no guaranty that we will have enough money to pay Investors a 10% return, or even to return their capital. The Company has not yet commenced operations, has not generated profits, and may be unable to pay distributions.

Term of Series A Preferred Stock

Under section 3.2 of the Authorizing Resolution, the Board must try to return all of the money invested by each Investor no later than the fifth (5th) anniversary following the investment. If the Company doesn’t have enough money, holders of our Series A Preferred Stock might receive a return of their investment later than five years, or not at all. If the Company is profitable, as we expect it to be, it is very likely that investors will receive a return of their investment sooner than five years.

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How We Decide How Much To Distribute

To decide how much to distribute, we start with our revenues, which include servicing and related fees, the proceeds of sale and refinancing transactions as well as payments we receive from homeowners with respect to their mortgage loans. We then subtract our actual expenses, which include salaries, rent, utilities, technology costs, bank fees, appraisal costs, insurance, commissions, marketing costs, taxes, and legal and accounting fees. Finally, depending on the circumstances at the time, we decide how much should be held in reserve against future contingencies. The amount we distribute is therefore our revenue, minus our expenses, minus the reserve amount.

Withholding

In some situations, we might be required by law to withhold taxes and/or other amounts from distributions made to Investors. The amount we withhold will still be treated as part of the distribution. For example, if we distribute $100 to you and are required to withhold $10 in taxes, for our purposes you will be treated as having received a distribution of $100 even though you received a check for only $90.

For instance, as the Company operates in Illinois, Investors may generate a tax liability to the State of Illinois. The Company can file a consolidated tax return with the State of Illinois for non-Illinois residents and entities, regardless of domicile. To satisfy the Illinois tax liability, the Company may withhold the Illinois tax (equal to 4.35% of Illinois income in 2017, although subject to change) from an Investor’s distribution once per year or upon early redemption. Investors who live in states with their own income tax may be allowed to credit the Illinois tax payment against their own state’s income tax. The Illinois tax can also be claimed as an itemized deduction (for investors who itemize deductions) on Investors’ federal returns.

By filing as part of the consolidated return, investors would generally not be required to file their own State of Illinois tax returns if their only Illinois income is derived from their investment in the Company. Investors who do not want withholding and want to take responsibility for their own Illinois tax liability may chose to execute the Illinois Department of Revenue Form IL-1000-E Certificate of Exemption for Pass-through Withholding Payments. A completed IL-1000-E should be provided to the Company anytime prior to December 31st of any tax year, or prior to tendering an early redemption request, in order to opt out of withholding. Once a Form IL-1000-E is received by the Company, this will remain in effect for the life of an Investor’s investment(s), unless new instructions are received from Investor.

No Guaranty

We can only distribute as much money as we have. There is no guaranty that we will have enough money, after paying expenses, to distribute enough to pay a 10% annual return to Investors or even to return all of the invested capital.

Transfers

No Investor may sell, transfer, or encumber (place a lien on) his Series A Preferred Stock unless (i) the Board, in its sole and absolute discretion, approves the transfer; or (ii) in the case of an Investor that is a natural person, such Investor dies or a court finds that he or she is legally incompetent, in which case the Series A Preferred Stock shall be transferred automatically to the heirs or personal representative of the Investor. The Company also has a right of first refusal to purchase any shares of the Company a stockholder proposes to transfer.

Certain transfers are exempt from this provision – a transfer of shares to or for the benefit of any spouse, child or grandchild of the Investor, or to a trust for their exclusive benefit, shall be exempt from these provisions, provided that (i) the transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of the LLC Agreement, and (ii) such shares shall not thereafter be transferred in further reliance on this exemption. Transfers pursuant to the Company’s limited right of liquidity (see page 25) are also exempt from this restriction.

Before the Board consents to a transfer of Series A Preferred Stock, it may impose reasonable conditions, including but not limited to written assurance that (i) the transfer is not required to be registered under the Securities Act of 1933, (ii) the transferor or the transferee will reimburse the Company for expenses incurred in connection with the transfer, and (iii) the transfer will not cause the termination of the Company as a partnership under section 708 of the Internal Revenue Code or cause the Company to be treated as a “publicly traded partnership” under section 7704 of the Internal Revenue Code.

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Mandatory Withdrawals

The Company may require an Investor to sell all or a portion of his, her or its Series A Preferred Stock back to the Company in the following circumstances:

•	If the Company determines that all or any portion of the assets of the Company would, in the absence of such repurchase, more likely than not be treated as “plan assets” or otherwise become subject to the Employee Retirement Income Security Act of 1974;

•	If the Company believes the Investor made a material misrepresentation to the Company;

•	If legal or regulatory proceedings are commenced or threatened against the Company or any of its members arising from or relating to the Investor’s interest in the Company;

•	If the Investor transferred Series A Preferred Stock in violation of the LLC Agreement;

•	If the Company believes that the Investor’s ownership has caused or will cause the Company to violate any law or regulation;

•	If the Investor has violated any of his, her, or its obligations to the Company or to the other Stockholders; or

•	If the Investor is engaged in, or has engaged in, conduct (including but not limited to criminal conduct) that (A) brings the Company, or threatens to bring the Company, into disrepute, or (B) is adverse and fundamentally unfair to the interests of the Company or the other members of the Company.

The purchase price of the shares of series A Preferred Stock would be equal to the Investor’s capital account associated with such shares, which would be paid by wire transfer or other immediately-available funds at closing, which would be held within sixty (60) days following written notice from the Company of its election to repurchase the shares. If the Company causes an Investor to sell all of the Investor’s Series A Preferred Stock, the Investor will have no further interest in the Company.

Limited Right of Liquidity

The Authorizing Resolution that establishes the Series A Preferred Stock gives Investors a limited right of liquidity by giving them right to request that the Company repurchase all or a portion of their Series A Preferred Stock. To request that the Company repurchase shares, Investors must submit a written request to the Company specifying the number of shares the Investor desires to have repurchased. If the request is received by the fifteenth (15th) day of a calendar month, the Company will use commercially reasonable efforts to close the repurchase (or notify the Investor that the Company cannot accommodate the request) by the end of such month; if the request is received by the Company after the fifteenth (15th) day of a month, the Company will use commercially reasonable efforts to close the repurchase (or notify the Investor that the Company cannot accommodate the request) by the end of the following month.

If the Company is not able to purchase an Investor’s shares and so notifies the Investor within the time limits described above, the Investor may either rescind the request or maintain the request on a month-to-month basis until satisfied or rescinded. Investors have the right to withdraw a repurchase request in writing at any time prior to the closing of the repurchase, provided that if an investor withdraws the request, any subsequent repurchase request will be treated as a new request.

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This limited right of liquidity is subject to important limitations:

•	The Company is not required to repurchase shares if the Company determines, in its sole discretion, that it does not have sufficient cash to do so or that doing so would be adverse to the interests of the Company or its other Stockholders.

•	The Company is not required to borrow money or dispose of assets in order to satisfy requests for repurchase.

•	Under the Authorizing Resolution, during any given calendar year (i) the Company shall not be obligated to purchase more than 25% of an Investor’s total shares of Series A Preferred Stock, and (ii) the Company shall not be obligated to purchase more than 25% of the total number of shares of Series A Preferred Stock issued and outstanding.

•	The Delaware Limited Liability Company Act may limit the Company’s ability to repurchase shares. Under Section 18-607 of the Delaware Limited Liability Company Act, Delaware limited liability companies are generally prohibited from making distributions that would result in the company’s liabilities exceeding the fair value of its assets.

The purchase price of Series A Preferred Stock repurchased pursuant to the limited right of liquidity will be equal to the balance of the Investor’s unreturned investment relating to such shares, subject to certain adjustments as follows. If the sale occurs within one year following the date the Investor acquired the shares being sold, the purchase price will be reduced by an amount sufficient to reduce the Investor’s annualized Series A Preferred Return through the date of the repurchase from 10% to 8% (to the extent the Investor has received distributions of the Series A Preferred Return); if the repurchase occurs more than one year but less than two years from date of acquisition, the annualized Series A Preferred Return will be reduced from 10% to 9%. For purposes of this provision, the shares purchased first in time will be treated as being sold first for purposes of calculating the applicable holding period.

If more than one Investor requests that the Company purchase its Series A Preferred Stock, the Company will consider the requests in the order received.

LIMIT ON AMOUNT A NON-ACCREDITED INVESTOR CAN INVEST

As long as you’re at least 18 years old, you can invest in this Offering. But if you’re not an “accredited” investor, the amount you can invest is limited by law.

Under 17 CFR §230.501, a regulation issued by the SEC, the term “accredited investor” means:

•	A natural person who has individual net worth, or joint net worth with the person’s spouse, that exceeds $1 million at the time of the purchase, excluding the value of the primary residence of such person;

•	A natural person with income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year;

•	A trust with assets in excess of $5 million, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person;

•	A business in which all the equity owners are accredited investors;

•	An employee benefit plan, within the meaning of the Employee Retirement Income Security Act, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5 million;

•	A bank, insurance company, registered investment company, business development company, or small business investment company;

•	A charitable organization, corporation, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets exceeding $5 million; and

•	A director, executive officer, or general partner of the company selling the securities, or any director, executive officer, or general partner of a general partner of that issuer.

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If you fall within any of those categories, then you can invest as much as you want. If you don’t fall within any of those categories, then the most you can invest in this Offering is the greater of:

•	10% of your annual income; or

•	10% of your net worth.

These limits are imposed by law, not by us.

When you go to our website, www.AHPServicing.com, we will ask whether you’re an accredited investor. If you aren’t, then we’ll ask about your annual income and net worth.

SALE AND DISTRIBUTION OF SECURITIES

In the Offering, we are offering up to $50,000,000 of our Series A Preferred Stock.

The Offering began on November 5, 2018, when it was “qualified” by the SEC. It will end upon the earlier of (1) the date we have sold $50,000,000 of Series A Preferred Stock (i.e., all the securities we are offering), (2) the date two years after it began, or (3) the date we decide to end it.

Only the Company is selling securities in this Offering. None of our existing Stockholders is selling any securities.

There is no “minimum” in this Offering. Although we are trying to raise as much as $50,000,000, we will accept and deploy all the money we raise, no matter how little.

So far, we have raised $15,059,674 in the Offering. As of August 31, 2019, cash balances exceeded $5 million as we raised capital more quickly than we were able to deploy it in strategic investments. As a result, we stopped taking new investments in May 2019 in order to focus on effectively deploying capital. We expect to begin taking new investments in the fourth quarter of 2019.

We are not using an underwriter or broker to sell the Series A Preferred Stock. Instead, we are selling Series A Preferred Stock only through our website, located at www.AHPServicing.com, which we refer to as the “Site.” We are not paying commissions to anybody for selling the Series A Preferred Stock.

We reserve the right to reject any subscription in whole or in part for any reason. If we reject your subscription, we will return all your money without interest or deduction.

We intend to advertise the Offering using the Site and through other means, including public advertisements and audio-visual materials, in each case only as we authorize. Although these materials will not contain information that conflicts with the information in this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Series A Preferred Stock, our advertising materials will not give a complete understanding of this Offering, the Company, or the Series A Preferred Stock and are not to be considered part of this Offering Circular. The Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Series A Preferred Stock.

For instructions how to invest, see the “How To Invest” section, starting immediately below.

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HOW TO INVEST

To buy Series A Preferred Stock, go to our website, www.AHPServicing.com, which we refer to as the “Site,” and follow the instructions. We will ask for certain information about you, including:

•	Your name and address;

•	Your social security number (for tax reporting purposes);

•	Whether you are an “accredited investor”; and

•	If you not an accredited investor, your income and net worth.

We will also ask you to sign our Investment Agreement, a copy of which is attached as Exhibit 1A-4.

You will pay for your Series A Preferred Stock using one of the options described on the Site.

The information you submit, including your signed Investment Agreement, is called your “subscription.” We will review your subscription and decide whether to accept it. We have the right to accept or reject subscriptions in our sole discretion, for any reason or for no reason. If we decide not to accept your subscription, we will return your money to you.

Once we have accepted your subscription, we will notify you by email and the investment process will be complete. We will also notify you by email if we do not accept your subscription, although we might not explain why.

We will not issue you a paper certificate representing your Series A Preferred Stock.

Anyone can buy our Series A Preferred Stock. We do not intend to limit investment to people with a certain income level or net worth.

The minimum investment is $100.

ESTIMATED USE OF PROCEEDS

The cost of the Offering was about $60,000, including legal and accounting fees.

Assuming we raise the total amount being offered in this Offering ($50 million), we expect to use approximately $2,500,000 to cover our operating expenses (e.g., salaries, rent, utilities, technology costs, accounting and legal fees, etc.), and the balance to purchase non-performing mortgage loans and acquire mortgage servicing rights. These amounts represent our management team’s best estimates as of the date of this Offering Circular and are subject to change, including if we are not able to raise the maximum amount being sought in this Offering.

We are not paying commissions to underwriters, brokers, or anybody else for selling or distributing the Series A Preferred Stock. Because we are not paying any commissions, more of your money can go to work for you.

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INVESTMENT COMPANY ACT LIMITATIONS

A company that is treated as an “investment company” under the Investment Company Act of 1940 is subject to stringent and onerous regulation, like a mutual fund.

All of the Company’s assets will consist of mortgages and other interests in real estate. As a result, and as discussed in detail below, we believe the Company will not be treated as an investment company because of the exemption under section 3(c)(5)(C) of the Investment Company Act of 1940, which provides that an entity “primarily engaged” in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate” will not be treated as an investment company.

The SEC has taken the position that an issuer qualifies for the section 3(c)(5)(C) exemption if the following three conditions are satisfied:

1)	At least 55% of its assets consist of “mortgages and other liens on and interests in real estate.” We refer to these as “Qualifying Interests.”

2)	At least an additional 25% of its assets consist of “real estate-type interests” (subject to proportionate reduction if greater than 55% of the issuer’s assets are Qualifying Interests).

3)	Not more than 20% of the issuer’s assets consist of other “miscellaneous investments.”

The SEC has also taken the position that fee interests in real estate, and mortgage loans that are “fully secured by real property” constitute Qualifying Interests.

Finally, the SEC has taken the position that a mortgage loan will be treated as “fully secured by real property” where the following two conditions are satisfied:

1)	100% of the fair market value of the loan was secured by real estate at the time the issuer acquired the loan. We refer to this as the “Date of Purchase Test.”

2)	100% of the principal amount of the loan was secured by real estate at the time of origination. We refer to this as the “Date of Origination Test.”

Section 5.1.13 of the LLC Agreement imposes five requirements directly related to satisfying the Date of Purchase Test and the Date of Origination Test:

1)	At least 95% of the assets of the Company will consist of mortgages and other liens on and interests in real estate;

2)	For at least 95% of the mortgage loans purchased by the Company, the Company must have a reasonable belief that 100% of the acquisition cost of the loan (that is, the price paid by the Company for the loan) is secured by real estate at the time of purchase;

3)	No fewer than 95% of the mortgage loans purchased by the Company, by value, must include a written indication in the historic file that the loan was 100% secured by real estate at the time of origination;

4)	The Company will not purchase any mortgage loan where there is written indication in the historic file that the loan was not 100% secured by real estate at the time of origination; and

5)	The Company shall take such other steps to ensure that the Company is not treated as an investment company.

If the Company satisfies these five requirements, then it will also satisfy section 3(c)(5)(C) of the Investment Company Act of 1940, and will not be treated as an investment company. The Company’s management will carefully monitor the Company’s assets for these purposes.

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ASSET-BACKED SECURITIES

Definition of “Asset-Backed Security” in Regulation A

The Series A Preferred Stock is being offered pursuant to Regulation A issued by the SEC. Under 17 CFR §230.261(c), a security that is an “asset-backed security” may not be offered under Regulation A. For these purposes, the term “asset-backed security” has the same meaning as in Item 1101(c) of SEC Regulation AB.

In the opinion of the Company, the Series A Preferred Stock does not satisfy the definition of “asset-backed security” set forth in Item 1101(c) of SEC Regulation AB. Among other things, the Company will invest almost exclusively in non-performing mortgage loans, and under Item 1101(c)(iii), a security is not an “asset-backed security” if there are any non-performing assets.

As a result, the Company believes that Series A Preferred Stock may be offered and sold under Regulation A in this Offering.

Definition of “Asset-Backed Security” in Exchange Act

Section 3(a)(79) of the Exchange Act defines “asset-backed security” as:

A fixed-income or other security collateralized by any type of self-liquidating financial asset (including a loan, a lease, a mortgage, or a secured or unsecured receivable) that allows the holder of the security to receive payments that depend primarily on cash flow from the asset, including:

•	A collateralized mortgage obligation;

•	A collateralized debt obligation;

•	A collateralized bond obligation;

•	A collateralized debt obligation of asset-backed securities;

•	A collateralized debt obligation of collateralized debt obligations; and

•	A security that the SEC, by rule, determines to be an asset-backed security.

There are three reasons why we believe the Series A Preferred Stock should not be treated as “asset-backed securities” within the meaning of section 3(a)(79) of the Exchange Act.

First, the Series A Preferred Stock is not “collateralized” in any way.

Second, payments to the holders of the Series A Preferred Stock do not “depend primarily on cash flow from the asset.” All of the purchased mortgages are, by definition, non-performing and therefore generating very little cash flow, if any. The Company estimates that less than 10% of its total revenue reflects normal monthly payments made with respect to the purchased mortgages. Instead, the Company’s revenue, and the cash flow to holders of the Series A Preferred Stock, consists mainly of (i) the proceeds of sales of real estate acquired through cooperative resolutions (i.e., deeds in lieu of foreclosure) or through foreclosure, (ii) proceeds from reselling purchased loans which have been modified, (iii) payments made in settlement of purchased loans, and (iv) servicing and related fees. The Company does not passively collect cash flow, but will actively service loans and manage portfolios for itself, its affiliates, and third-parties, turning non-performing loans into cash.

Third, we believe the Series A Preferred Stock is not the kind of security that Congress or the SEC had in mind when section 3(a)(79) of the Exchange Act was enacted.

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The SEC has described “asset-backed securities” as follows:

Asset-backed securities (ABS) are created by buying and bundling loans – such as residential mortgage loans, commercial loans or student loans – and creating securities backed by those assets, which are then sold to investors. Often, a bundle of loans is divided into separate securities with different levels of risk and returns. Payments on the loans are distributed to the holders of the lower-risk, lower-interest securities first, and then to the holders of the higher-risk securities.

In a basic securitization structure, an entity, often a financial institution and commonly known as a “sponsor,” originates or otherwise acquires a pool of financial assets, such as mortgage loans, either directly or through an affiliate. It then sells the financial assets, again either directly or through an affiliate, to a specially created investment vehicle that issues securities “backed” or supported by those financial assets, which securities are “asset-backed securities.” Payment on the asset-backed securities depends primarily on the cash flows generated by the assets in the underlying pool and other rights designed to assure timely payment, such as liquidity facilities, guarantees or other features generally known as credit enhancements. The structure of asset-backed securities is intended, among other things, to insulate ABS investors from the corporate credit risk of the sponsor that originated or acquired the financial assets [. . . .] Because the issuing entity is designed to be a passive entity, one or more “servicers,” often affiliated with the sponsor, are generally necessary to collect payments from obligors of the pool assets, carry out the other important functions involved in administering the assets and to calculate and pay the amounts net of fees due to the investors that hold the asset-backed securities to the trustee, which actually makes the payments to investors.

See https://www.sec.gov/spotlight/dodd-frank/assetbackedsecurities.shtml and SEC Release Nos. 33-8518; 34-50905; File No. S7-21-04 (Effective March 8, 2005), available at: http://www.sec.gov/rules/final/33-8518.htm.

In contrast to this description:

•	There are no “tranches” of Series A Preferred Stock.

•	The returns of the Series A Preferred Stock are not tied to the returns of the Company’s assets.

•	The Company’s assets will consist primarily of non-performing loans.

•	There are no mechanisms designed to assure timely payment, such as liquidity facilities, guarantees or other credit enhancements.

•	The structure of the Company does not involve creating a bankruptcy-remote entity like a trust.

•	The issuing entity, the Company, is not a passive participant.

For all of these reasons, the Company believes that the Series A Preferred Stock should not be treated as “asset-backed securities” under section 3(a)(79) of the Exchange Act and, accordingly, that the Company will not be subject to the onerous reporting obligations that would otherwise apply.

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SUMMARY OF LLC AGREEMENT

The Company is governed by an agreement captioned “Second Amended and Restated Limited Liability Company Agreement” dated September 12, 2018, which we refer to as the “LLC Agreement.” The following summarizes some of the key provisions of the LLC Agreement. This summary is qualified in its entirety by the LLC Agreement itself, which is included as Exhibit 1A-2B.

Formation and Ownership

The Company was formed in Delaware on June 27, 2017 pursuant to the Delaware Limited Liability Company Act.

Classes of Ownership

The LLC Agreement creates two “classes” of limited liability company interests in the Company:

•	Common Stock

•	Preferred Stock

The LLC Agreement authorizes the Company to issue up to one million shares of Common Stock. Our Common Stock is and generally will be owned by our founder, our directors and executive officers, and our management team and employees generally. The LLC Agreement also authorizes the Company to issue an unlimited number of shares of Preferred Stock, which may be divided into series having such rights, preferences and other terms as are set forth in the resolution establishing such series. Pursuant to the First Amended and Restated Authorizing Resolution dated September 12, 2018 (a copy of which is attached as Exhibit 1A-2C hereto), the Company’s Board authorized the issuance of up to 5,000,000 shares of Series A Preferred Stock (the class of shares being offered in this Offering). The Series A Preferred Stock will be owned by Investors who purchase shares of Series A Preferred Stock in the Offering. Our directors, officers and employees (and their affiliates) might also acquire Series A Preferred Stock (on the same terms as other Investors).

The Series A Preferred Stock and the Common Stock have different rights to distributions, as described under “Distributions” below. Otherwise, there are no differences between the Series A Preferred Stock and the Common Stock.

Management; Voting Rights

The LLC Agreement vests exclusive authority over the business and affairs of the Company in a three-member Board of Directors, with our founder, Jorge P. Newbery, being one of the three members and having the right to appoint the other two members. Further, the LLC Agreement gives Mr. Newbery that number of votes on any decision of the Board equal to the number of seats on the Board. Thus, Mr. Newbery will control all decisions of the Board and will have complete control over the Company. At this time, the Board is composed of Jorge P. Newbery (our Founder, President, and CEO), and Echeverria Kelly, with one vacancy.

The LLC Agreement authorizes the Board to appoint officers of the Company from time to time, and give them such duties and responsibilities as the Board shall determine.

Investors do not have voting rights, except in connection with certain stockholder approvals required in connection with certain material amendments to the LLC Agreement. Among other things, this means that Investors will not have the right to elect Board members or officers, remove Board members or officers, or generally vote on or otherwise approve or reject any decisions or actions of the Company.

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Exculpation, Limitation of Liability and Indemnification of Directors and Officers

The LLC Agreement protects the directors, officers and employees of the Company and their affiliates from lawsuits brought by Investors or other parties. For example, it provides that such persons will not be responsible to Investors or the Company for mistakes, errors in judgment, or other acts or omissions (failures to act) as long as the act or omission was not the result of fraud or willful misconduct by such persons. This limitation of liability is referred to as “exculpation.” Further, the LLC Agreement provides that the directors, officers and employees of the Company do not owe any fiduciary duties to the Company or its stockholders, and that any fiduciary duties that may be implied by applicable law are expressly waived by the stockholders (including Investors) and the Company. This means that stockholders would generally be barred from bringing claims for breach of fiduciary duty, misappropriation of business opportunities, or similar claims alleging that the directors, officers and/or employees of the Company breached some duty or obligation to stockholders or the Company (but not claims based on a breach of the terms of the LLC Agreement or Authorizing Resolution). The waiver of fiduciary duties and the exculpation provisions discussed above do not apply to claims made under the federal securities laws.

The LLC Agreement also requires the Company to indemnify (reimburse) the directors, officers and employees of the Company and their affiliates from losses, liabilities, and expenses they incur in performing their duties, provided that they (i) acted in good faith and in a manner believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (ii) the challenged conduct did not constitute fraud or willful misconduct, in either case as determined by a final, non-appealable order of a court of competent jurisdiction. For example, if a third party sued the directors and officers of the Company on a matter related to the Company’s business, the Company would be required to indemnify the directors and officers for any losses or expenses they incur in connection with the lawsuit, including attorneys’ fees, judgments, etc. However, this indemnification is not available where a court or other juridical or governmental body determines that the person to be indemnified is not entitled to indemnification under the standard described in the preceding sentence.

Notwithstanding the foregoing, no exculpation or indemnification is permitted to the extent such exculpation or indemnification would be inconsistent with the requirements of federal or state securities laws or other applicable law.

The detailed rules for exculpation and indemnification are set forth in Section 6 of the LLC Agreement.

Obligation to Contribute Capital

Once an Investor pays for his Series A Preferred Stock, he will not be required to make any further contributions to the Company. However, if an Investor has wrongfully received a distribution he might have to pay it back.

Personal Liability

No Investor will be personally liable for any of the debts or obligations of the Company.

Distributions

If the Company has money after paying all of its expenses (and establishing appropriate reserves for future obligations), it intends to distribute that money to its stockholders. Distributions to Investors will be governed by the Authorizing Resolution, which (together with the LLC Agreement) contains the terms of the Series A Preferred Stock. Section 3.1 of the Authorizing Resolution provides that, while any share of Series A Preferred Stock remains outstanding, any distributions by the Company must be made in the following order of priority:

•	First, under section 3.1.1, to Investors until they have received a compounded annual return of 10% on their invested capital (the “Series A Preferred Return”).

•	Second, under section 3.1.2, to Investors until they have received all of their invested capital.

•	Third, under section 3.1.3, after Investors have received their 10% annual return and all their invested capital, we will keep any remaining profit for ourselves.

IMPORTANT NOTE: There is no guaranty that we will have enough money to pay Investors a 10% return, or even to return their capital. The Company has not yet commenced operations, has not generated profits, and may be unable to pay distributions.

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Transfers

No Investor may sell, transfer, or encumber (place a lien on) his Series A Preferred Stock unless (i) the Board, in its sole and absolute discretion, approves the transfer; or (ii) in the case of an Investor that is a natural person, such Investor dies or a court finds that he or she is legally incompetent, in which case the Series A Preferred Stock shall be transferred automatically to the heirs or personal representative of the Investor. The Company also has a right of first refusal to purchase any shares of the Company a stockholder proposes to transfer.

Certain transfers are exempt from these provisions – a transfer of shares to or for the benefit of any spouse, child or grandchild of the Investor, or to a trust for their exclusive benefit, shall be exempt from these provisions, provided that (i) the transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of the LLC Agreement, and (ii) such shares shall not thereafter be transferred in further reliance on this exemption. Transfers pursuant to the Company’s limited right of liquidity (see page 25) are also exempt from this restriction.

Before the Board consents to a transfer of Series A Preferred Stock, it may impose reasonable conditions, including but not limited to written assurance that (i) the transfer is not required to be registered under the Securities Act of 1933, (ii) the transferor or the transferee will reimburse the Company for expenses incurred in connection with the transfer, and (iii) the transfer will not cause the termination of the Company as a partnership under section 708 of the Internal Revenue Code or cause the Company to be treated as a “publicly traded partnership” under section 7704 of the Internal Revenue Code.

Limited Right of Liquidity

Any stockholder may ask the Company to purchase all or a portion of the Series A Preferred Stock owned by the stockholder, for an amount equal to the original purchase price, subject to possible reduction in any Series A Preferred Returns paid to the stockholder prior to the repurchase. There is no guaranty that the Company will be able to accommodate these requests. See “Limited Right of Liquidity” on page 25 for more information.

Mandatory Withdrawal

The Board may require an Investor to withdraw from the Company, in effect kicking the Investor out of the deal. See “Mandatory Withdrawals” on page 25 for more information.

Death, Disability, Etc.

If an Investor should die or become incapacitated, his, her or its successors will continue to own the Series A Preferred Stock.

“Drag-Along” Right

If the Board wants to sell the business conducted by the Company, it may effect the transaction as a sale of the assets owned by the Company or as a sale of all the equity interests in the Company. In the latter case, Investors will be required to sell their Series A Preferred Stock as directed by the Board, receiving the same amount they would have received had the transaction been structured as a sale of assets.

Rights to Information

Each year, the Company will provide Investors with (i) a statement showing in reasonable detail the computation of the amount distributed to the Investors, (ii) a balance sheet of the Company, (iii) a statement of the income and expenses of the Company, and (iv) information for Investors to prepare their tax returns. The balance sheet and statement of income and expenses do not have to be audited, at least for purposes of the LLC Agreement.

By law, the Company also will be required to provide investors with additional information, including annual audited financial statements, annual reports filed on SEC Form 1-K, semiannual reports filed on SEC Form 1-SA, special financial reports filed on SEC Form 1-K, and current reports on SEC Form 1-U. If the Series A Preferred Stock is held “of record” by fewer than 300 persons, these reporting obligations could be terminated.

An Investor’s right to see additional information or inspect the books and records of the Company is limited by the LLC Agreement.

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Electronic Delivery

All documents, including all tax-related documents, will be transmitted by the Company to Investors via electronic delivery.

Amendment

The Board may amend the LLC Agreement unilaterally (that is, without the consent of anyone else) for a variety of purposes, including to:

•	Cure typographical errors, ambiguities or inconsistencies in the LLC Agreement;

•	Add to its own obligations or responsibilities;

•	Change the name of the Company;

•	Ensure that the Company satisfies applicable laws, including tax and securities laws; or

•	For other purposes the Board deems advisable.

However, the Board may not adopt any amendment that would reasonably be expected to have an adverse effect on the Company or its stockholders, without the consent of stockholders holding a majority of all issued and outstanding shares of the Company’s capital stock.

FEDERAL INCOME TAX CONSEQUENCES

The following summarizes some of the federal income tax consequences of acquiring our Series A Preferred Stock. This summary is based on the Internal Revenue Code (the “Code”), regulations issued by the Internal Revenue Service (“Regulations”), and administrative rulings and court decisions, all as they exist today. The tax laws, and therefore the federal income tax consequences of acquiring Series A Preferred Stock, could change in the future.

This is only a summary, applicable to a generic Investor. Your personal situation could differ. We encourage you to consult with your own tax advisor before investing.

Classification as a Partnership

The Company will be treated as a partnership for federal income tax purposes.

If the Company were treated as a corporation and not as a partnership for federal income tax consequences, any operating profit or gain on sale of assets would generally be subject to two levels of federal income taxation. By making the Company less profitable, this could reduce the economic return to Investors.

Federal Income Taxation of the Company and its Owners

As a partnership, the Company will not itself be subject to federal income taxes. Instead, each Investor will be required to report on his personal federal income tax return his distributive share of income, gains, losses, deductions and credits for the taxable year, whether or not actual distributions of cash or other property are made to him. Each Investor’s distributive share of such items will be determined in accordance with the LLC Agreement.

Deduction of Losses

The Company is not expected to generate significant losses for federal income tax purposes. If it does generate losses, each Investor may deduct his allocable share subject to the basis limitations of Code section 704(d), the “at risk” rules of Code section 465, and the “passive activity loss” rules of Code section 469. Unused losses generally may be carried forward indefinitely. The use of tax losses generated by the Company against other income may not provide a material benefit to Investors who do not have other taxable income from passive activities.

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Tax Basis

Code section 704(d) limits an Investor’s loss to his tax “basis” in his Series A Preferred Stock. An Investor’s tax basis will initially equal his capital contribution (i.e., the purchase price for his Series A Preferred Stock). Thereafter, his basis generally will be increased by further capital contributions made by the Investor, his allocable share of the taxable and tax-exempt income of the Company, and his share of certain liabilities of the Company. His basis generally will be decreased by the amount of any distributions he receives, his allocable share of the losses and deductions of the Company, and any decrease in his share of liabilities.

Limitations of Losses to Amounts at Risk

In the case of certain taxpayers, Code section 465 limits the deductibility of losses from certain activities to the amount the taxpayer has “at risk” in the activities. An Investor subject to these rules will not be permitted to deduct his allocable share of the losses of the Company to the extent the losses exceed the amount he is considered to have at risk. If an Investor’s at risk amount should fall below zero, he would generally be required to “recapture” such amount by reporting additional income.

An Investor generally will be considered at risk to the extent of his cash contribution (i.e., the purchase price for his Series A Preferred Stock), his basis in other contributed property, and his personal liability for repayments of borrowed amounts. His amount at risk will generally be increased by further contributions and his allocable share of the income of the Company, and decreased by distributions he receives and his allocable share of the losses of the Company. With respect to amounts borrowed for investment in the Company, an Investor will not be considered to be at risk even if he is personally liable for repayment if the borrowing was from a person who has certain interests in the Company other than an interest as a creditor. In all events, an Investor will not be treated as at risk to the extent his investment is protected against loss through guarantees, stop loss agreements, or other similar arrangements.

Limitations on Losses From Passive Activities

In the case of certain taxpayers, Code section 469 generally provides for a disallowance of any loss attributable to “passive activities” to the extent the aggregate losses from all such passive activities exceed the aggregate income of the taxpayer from such passive activities. Losses that are disallowed under these rules for a given tax year may be carried forward to future years to be offset against passive activity income in such future years. Furthermore, upon the disposition of a taxpayer’s entire interest in any passive activity, if all gain or loss realized on such disposition is recognized, and such disposition is not to a related party, any loss from such activity which was not previously allowed as a deduction and any loss from the activity for the current year is allowable as a deduction in such year, first against income or gain from the passive activity for the taxable year of disposition, including any gain recognized on the disposition, next against net income or gain for the taxable year from all passive activities, and, finally, against any other income or gain.

The Company will be treated as a passive activity to Investors. Hence, Investors generally will not be permitted to deduct their losses from the Company except to the extent they have income from other passive activities. Similarly, tax credits arising from passive activity will be available only to offset tax from passive activity. However, all such losses, to the extent previously disallowed, will generally be deductible in the year an Investor disposes of his entire interest in the Company in a taxable transaction.

Limitation on Capital Losses

An Investor who is an individual may deduct only $3,000 of net capital losses every year (that is, capital losses that exceed capital gains). Net capital losses in excess of $3,000 per year may generally be carried forward indefinitely.

Limitation on Investment Interest

Interest that is characterized as “investment interest” generally may be deducted only against investment income. Investment interests would include, for example, interest paid by an Investor on a loan that was incurred to purchase Series A Preferred Stock and interest paid by the Company to finance investments, while investment income would include dividends and interest but would not generally include long term capital gain. Thus, it is possible that an Investor would not be entitled to deduct all of his or her investment interest. Any investment interest that could not be deducted may generally be carried forward indefinitely.

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Treatment of Liabilities

If the Company borrows money or otherwise incurs indebtedness, the amount of the liability will be allocated among all of the owners of the Company (including Investors) in the manner prescribed by the Regulations. In general (but not for purposes of the “at risk” rules) each owner will be treated as having contributed cash to the Company equal to his allocable share of all such liabilities. Conversely, when an owner’s share of the Company’s liabilities is decreased (for example, if the Company repays loans or an owner disposes of Series A Preferred Stock) then such owner will be treated as having received a distribution of cash equal to the amount of such decrease.

Allocations of Profits and Losses

The profits and losses of the Company will be allocated among all of the owners of the Company (including the Investors) by the Board pursuant to the rules set forth in the LLC Agreement. In general, the Board will seek to allocate such profits and losses in a manner that corresponds with the distributions each owner is entitled to receive, i.e., so that tax allocations follow cash distributions. Such allocations will be respected by the IRS if they have “substantial economic effect” within the meaning of Code section 704(b). If they do not, the IRS could re-allocate items of income and loss among the owners.

Sale or Exchange of Series A Preferred Stock

In general, the sale of Series A Preferred Stock by an Investor will be treated as a sale of a capital asset. The amount of gain from such a sale will generally be equal to the difference between the selling price and the Investor’s basis. Such gain will generally be eligible for favorable long-term capital gain treatment if the Series A Preferred Stock were held for at least 12 months. However, to the extent any of the sale proceeds are attributable to substantially appreciated inventory items or unrealized receivables, as defined in Code section 751, the Investor will recognize ordinary income.

If, as a result of a sale of Series A Preferred Stock, an Investor’s share of the liabilities of the Company is reduced, such Investor could recognize a tax liability greater than the amount of cash received in the sale.

Code section 6050K requires any Investor who transfers Series A Preferred Stock at a time when the Company has unrealized receivables or substantially appreciated inventory items to report such transfer to the Company. If so notified, the Company must report the identity of the transferor and transferee to the IRS, together with such other information described in the Regulations. Failure by an Investor to report a transfer covered by this provision may result in penalties.

A gift of Series A Preferred Stock will be taxable if the donor-owner’s share of the Company debt is greater than his adjusted basis in the gifted interest. The gift could also give rise to federal gift tax liability. If the gift is made as a charitable contribution, the donor-owner is likely to realize gain greater than would be realized with respect to a non-charitable gift, since in general the owner will not be able to offset the entire amount of his adjusted basis in the donated Series A Preferred Stock against the amount considered to be realized as a result of the gift (i.e., the debt of the Company).

Transfer of Series A Preferred Stock by reason of death would not in general be a taxable event, although it is possible that the IRS would treat such a transfer as taxable where the decedent-owner’s share of debt exceeds the pre-death basis of his interest. The decedent-owner’s transferee will take a basis in the Series A Preferred Stock equal to its fair market value at death (or, in certain circumstances, on the date six (6) months after death), increased by the transferee’s share of debt. For this purpose, the fair market value will not include the decedent’s share of taxable income to the extent attributable to the pre-death portion of the taxable year.

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Treatment of Distributions

Upon the receipt of any distribution of cash or other property, including a distribution in liquidation of the Company, an Investor generally will recognize income only to the extent that the amount of cash and marketable securities he receives exceed the basis of his Series A Preferred Stock. Any such gain generally will be considered as gain from the sale of his Series A Preferred Stock.

Alternative Minimum Tax

The Code imposes an alternative minimum tax on individuals and corporations. Certain items of the Company’s income and loss may be required to be taken into account in determining the alternative minimum tax liability of Investors.

Taxable Year

The Company will report its income and losses using the calendar year. In general, each Investor will report his, her or its share of the Company’s income and losses for the taxable year of such Investor that includes December 31st, i.e., the calendar year for individuals and other owners using the calendar year.

Section 754 Election

The Company may, but is not required to, make an election under Code section 754 on the sale of Series A Preferred Stock or the death of an Investor. The result of such an election is to increase or decrease the tax basis of the assets of the Company for purposes of allocations made to the buyer or beneficiary which would, in turn, affect depreciation deductions and gain or loss on sale, among other items.

Unrelated Business Taxable Income for Tax-Exempt Investors

A church, charity, pension fund, or other entity that is otherwise exempt from federal income tax must nevertheless pay tax on “unrelated business taxable income.” In general, interest and gains from the sale of property (other than inventory) are not treated as unrelated business taxable income. However, interest and gains from property that was acquired in whole or in part with the proceeds of indebtedness may be treated as unrelated business taxable income. Because the Company might borrow money to buy loans or other assets, some of the income of the Company could be subject to tax in the hands of tax-exempt entities.

Tax Returns and Tax Information; Audits; Penalties; Interest

The Company will furnish each Investor with the information needed to be included in his federal income tax returns. Each Investor is personally responsible for preparing and filing all personal tax returns that may be required as a result of his purchase of Series A Preferred Stock. The tax returns of the Company will be prepared by accountants selected by the Company.

If the tax returns of the Company are audited, it is possible that substantial legal and accounting fees will have to be paid to substantiate our position and such fees would reduce the cash otherwise distributable to Investors. Such an audit may also result in adjustments to our tax returns, which adjustments, in turn, would require an adjustment to each Investor’s personal tax returns. An audit of our tax returns may also result in an audit of non-Company items on each Investor’s personal tax returns, which in turn could result in adjustments to such items. The Company is not obligated to contest adjustments proposed by the IRS.

Each Investor must either report Company items on his tax return consistent with the treatment on the information return of the Company or file a statement with his tax return identifying and explaining the inconsistency. Otherwise the IRS may treat such inconsistency as a computational error and re-compute and assess the tax without the usual procedural protections applicable to federal income tax deficiency proceedings.

The Board will serve as the “tax matters partner” of the Company and will generally control all proceedings with the IRS.

The Code imposes interest and a variety of potential penalties on underpayments of tax.

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Other Tax Consequences

The foregoing discussion addresses only selected issues involving federal income taxes, and does not address the impact of other taxes on an investment in the Company, including federal estate, gift, or generation-skipping taxes, or State and local income or inheritance taxes. Prospective Investors should consult their own tax advisors with respect to such matters.

MANAGEMENT DISCUSSION

Operating Results

The Company was created on June 27, 2017 and began operating its business on August 1, 2018.

From the inception of the Company through August 31, 2019, the Company generated $2,477,450 in revenue, including $881,273 of servicing fee revenue and $1,475,064 of asset management fee revenue, and had 17 servicing clients.

From the inception of the Company through June 30, 2019, the Company generated a net operating loss of $2,423,521 driven principally by front-loaded personnel costs to ensure there is capacity and expertise to manage significant future growth in the servicing portfolio. The Company expects to become profitable on a net income basis after the servicing business has scaled and after it begins realizing revenue from disposing of Loans.

Liquidity and Capital Resources

The Company is seeking to raise up to $50,000,000 of capital in the Offering by selling Series A Preferred Stock to Investors.

We had raised $15,059,674 in the Offering through June 30, 2019. With over $8 million in the bank, we stopped taking new investments in May 2019 in order to focus on effectively deploying capital. We expect to begin taking new investments in the fourth quarter of 2019.

The Company obtained a $1,000,000.00 line of credit from American Homeowner Preservation 2015A+, LLC, an entity controlled by the Company’s founder, Jorge P. Newbery. The line of credit was initiated on July 19, 2018 and has a term of eighteen months. During the year ended December 31, 2018, the Company had drawn $500,000 against this line of credit, but the entire balance was repaid by December 31, 2018. For more information, see “Interest of Management and Others in Certain Transactions.”

To provide more “liquidity” – meaning cash – we might borrow money from banks or other lenders, secured by the loans and other property owned by the Company. Typically, we are able to borrow up to 70% of the purchase price of Loans.

The Company does not currently have any capital commitments. We expect to deploy the capital we raise in the Offering as described in the Offering Circular. Should we need more capital for any reason, we could either sell more Series A Preferred Stock or sell other classes of securities. In selling Series A Preferred Stock or other securities, we might be constrained by the securities laws. For example, we are not allowed to sell more than $50,000,000 of securities using Regulation A during any period of 12 months.

Plan of Operation

Having raised capital in the Offering, the Company intends to operate in the manner described in “Our Company and Business.”

Whether we raise $50,000,000 in the Offering or less, we believe we have access to sufficient capital resources in order to commence principal planned operations of our mortgage servicing business. If we raise less than $50,000,000, we will likely buy fewer Loans and mortgage servicing rights. In the Company’s opinion, the proceeds of the Offering will satisfy the Company’s cash requirements and the Company does not believe it will be necessary to raise additional funds in the next six months to implement its plan of operations.

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Trend Information

We are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on the Company’s net sales or revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the Company’s reported financial information not necessarily to be indicative of future operating results or financial condition.

DIRECTORS, OFFICERS, AND SIGNIFICANT EMPLOYEES

Names, Ages, Etc.

Name	Position	Age	Term of Office	Approximate Hours Per Week If Not Full Time
Directors and Executive Officers
Jorge Newbery	President, Chief Executive Officer and Director of the Company	52	Mr. Newbery will remain in office until she resigns or is removed	Full Time
Renee Giannos	Chief Operating Officer	52	Ms. Giannos serves on an “at-will” basis.
Jeremiah Kaye	Vice President. Accounting & Finance	36	Mr. Kaye will remain in office until he resigns or is removed	Full Time
Echeverria Kelly	Director	50	Ms. Kelly will remain in office until she resigns or is removed	(Director)
Kenny Daniel	President		Mr. Daniel serves on an “at-will” basis.	20 Hours
Significant Employees
Charles King	Vice President, Chief Compliance Officer	33	Mr. King serves on an “at-will” basis.	Full Time
Leta McLaughlin	Director of Business Development		Ms. McLaughlin serves on an “at-will” basis.	20 Hours

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Business Experience

Mr. Newbery

President, CEO, and Director

Jorge Newbery founded American Homeowner Preservation, LLC in 2008 as a nonprofit organization with a mission of keeping families at risk of foreclosure in their homes. In 2009, AHP transitioned to a for-profit entity, but AHP and the Company continue to operate with a dual purpose: to earn returns for Investors while seeking consensual solutions to help struggling homeowners keep their homes.

Mr. Newbery brings a wealth of real estate and mortgage experience to his role. Mr. Newbery was the President of Budget Real Estate Inc. from 1995 to 2008, where he brokered over 1,000 troubled Department of Housing and Urban Development and real estate owned properties and acquired, renovated and operated over 200 distressed multi-family, single-family and commercial properties.

By 2004, Mr. Newbery owned more than 4,000 apartment units nationwide. Then financial disaster struck in the form of an ice storm on Christmas Eve 2004 which devastated Mr. Newbery’s largest holding, the 1,100 unit Woodland Meadows complex in Columbus, Ohio. Mr. Newbery wound up in extended litigation with the insurer. Although the insurer eventually settled for $32 million, the settlement was too little, too late. Mr. Newbery lost everything and emerged $26 million in debt. The lessons learned from this experience formed the foundation for the establishment of AHP.

From 1992 to 1995, Mr. Newbery co-founded and operated Sunset Mortgage, which specialized in obtaining loans for homeowners faced with challenging credit hurdles.

Ms. Giannos
Chief Operating Officer

Ms. Giannos holds a Juris Doctor degree from the Whittier College School of Law and a Bachelor’s degree in Business Administration from Loyola University Chicago. Ms. Giannos is licensed to practice law in the state of Illinois.

Mrs. Giannos joined the Company in June, 2019. Ms. Giannos is responsible for the operations of the Company, including overseeing loan servicing activities related to payment processing, tax and insurance tracking, loss draft, loan onboarding, and service transfers. Ms. Giannos also oversees the resolutions team, including collection activity, loss mitigation, and litigation. Ms. Giannos directs various corporate administration and technology duties related to servicing and resolutions. Prior to joining the Company, Ms. Giannos served as Assistant General Counsel and Vice President at First Midwest Bank from 2017 to 2019. Previously, Ms. Giannos served as Senior Counsel II and Assistant Vice President at Dovenmuehle Mortgage, Inc., a national loan servicer, from 2012 to 2017. Ms. Giannos served as an attorney in various law firms for nineteen years prior to joining Dovenmuehle Mortgage, Inc.

Mr. Kaye

Vice President, Accounting & Finance

Mr. Kaye earned his MBA from the Kellogg School of Management at Northwestern University. Mr. Kaye earned his BA from Johns Hopkins University. Mr. Kaye is a licensed CPA in Illinois and a member of the American Institute of Certified Public Accountants.

In April 2018, Mr. Kaye joined the Company as the Vice President, Accounting and Finance. In this capacity, Mr. Kaye is responsible for all accounting and finance functions. Mr. Kaye has assumed the remaining responsibilities previously overseen by Ms. Kelly. Prior to joining the Company, Mr. Kaye served as the Director of Finance at OppLoans from 2016 to 2018, where he was responsible for accounting, audit, treasury, cash management, budgeting, and forecasting. Prior to that, Mr. Kaye served as the Vice President Finance at Pendum from 2013 to 2016, where he was responsible for forecasting, budgeting, and financial reporting.

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Mr. King

Chief Compliance Officer

Mr. King holds a Juris Doctor degree from the University of Michigan Law School and a Bachelor of the Arts degree in political science from the University of Iowa. Mr. King is licensed to practice law in the state of Illinois.

Mr. King joined the Company in April 2018 as Vice President and Chief Compliance Officer. Prior to joining the Company, Mr. King worked at Dovenmuehle Mortgage, Inc. from January 2012 to April 2018. Mr. King served in a variety of capacities, including Staff Attorney in Dovenmuehle's corporate Legal Department where he advised on a range of legal issues, with a focus on licensing and state regulatory compliance issues.  He previously served as the Assistant Manager of the Default Litigation Department, Assistant Manager of Dovenmuehle's Attorney Oversight Department, Compliance Associate, and Default Litigation Specialist.

Ms. Kelly

Director

Ms. Kelly earned her BA from Claremont McKenna College and her MS from the University of Illinois at Urbana-Champaign.

Ms. Kelly is a principal and minority owner of Neighborhoods United, LLC, which owns the majority of the Common Stock of the Company. Ms. Kelly contributed to American Homeowner Preservation LLC since its founding, most recently as Chief Operating Officer from September 2013 through March 2018.

Kenny Daniel

President

Mr. Daniel earned his BS from Auburn University. Mr. Daniel also attended the Mortgage Bankers Association School of Mortgage Banking.

Mr. Daniel joined the Company in September 2019 as President and is focused on the growth of the Company including leading government, agency and industry relations. Prior to joining the Company, Mr. Daniel, from 2005 to 2019, was the Chief Operations Officer and Chief Strategy Officer for various national and regional real estate law firms. From 1997 to 2005, Mr. Daniel served as Director of Servicing and Risk Management of Fannie Mae’s Eastern Business Center.

Leta McLaughlin

Director of Business Development

Mrs. McLaughlin Leta earned her bachelor's degree in journalism from California State University, Long Beach.

Mrs. McLaughlin joined the Company in September 2019 as Director of Business Development. Prior to joining the Company, from 2014 to 2019, Mrs. McLaughlin was the Director of Business Development for RockTop Partners and Ursus Holdings, where she sourced both buyers and sellers of residential loan portfolios, including financial institutions, mortgage companies, and private equity funds. Previously, Mrs. McLaughlin sold residential real estate in Northern California and worked in corporate private investigations.

Family Relationships

Mr. Newbery and Ms. Kelly are married. There are no other family relationships among the directors, executive officers and significant employees of the Company.

42

Ownership of Related Entities

Neighborhoods United, LLC, a limited liability company formed under the laws of Delaware, which we refer to as “Neighborhoods United,” owns, as of the date of this Offering Circular, the majority of the Common Stock of the Company. Mr. Newbery and Ms. Kelly are the majority owners of Neighborhoods United.

Neighborhoods United is also the sole owner of both the manager and investment manager of American Homeowner Preservation 2015A+, LLC (“2015A+”), which began an offering of securities to investors under Regulation A on May 25, 2016 and ended the offering on May 24, 2018. Like the Company, 2015A+ used the proceeds of its offering to invest in non-performing mortgage loans (although unlike the Company, 2015A+ is not a mortgage loan servicer). The Company has entered into a mortgage servicing agreement with 2015A+ to service its mortgage portfolio. For more information, see “Interest of Management and Others in Certain Transactions” beginning on page 45.

American Homeowner Preservation, LLC, or “AHP,” is a limited liability company organized under the laws of Delaware. AHP and its affiliates are also involved in buying distressed mortgage loans and trying to work out amicable resolutions with homeowners. AHP is managed and controlled by entities in turn owned by Neighborhoods United.

Legal Proceedings

Within the last five years, no director, executive officer or significant employee of the Company has been convicted of, or pleaded guilty or no contest to, any criminal matter, excluding traffic violations and other minor offenses.

Within the last five years, no director, executive officer or significant employee of the Company, no partnership of which a director, executive officer or significant employee was a general partner, and no corporation or other business association of which a director, executive officer or significant employee was an executive officer, has been a debtor in bankruptcy or any similar proceedings.

Resignation of DeAnn O’Donovan

DeAnn O’Donovan was hired to serve as the President and Chief Executive Officer of the Company effective beginning March 5, 2018. She resigned her positions effective on July 11, 2019.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below presents the annual compensation of each of the three highest paid executive officers and directors of the Company for its current (2019) fiscal year.

Name	Title	Annual Cash Compensation	Other Compensation	Total Compensation
Jorge P. Newbery	President, Chief Executive Officer and Director	$315,000	-	$315,000
Renee Giannos	Chief Operating Officer	$200,000	*	$200,000*
Jeremiah Kaye	Vice President, Accounting & Finance	$154,500	**	$154,500**

* Pursuant to a Phantom Stock Agreement dated on or about May 2, 2019 (attached as Exhibit 1A-6L), Ms. Giannos also received a grant of 255 shares of Phantom Stock, which shares will vest ratably on July 1, 2020, July 1, 2021 and July 1, 2022, subject to the terms and conditions of that agreement. The Company has not obtained a valuation of such securities and there is no publicly-available pricing information regarding such securities, and therefore the value of such shares is not reflected in the table above.

** Pursuant to a Stock Restriction, Vesting and Stockholder Rights Agreement dated April 23, 2018 (attached as Exhibit 1A-6E), Mr. Kaye also received a grant of 1,010 shares of Company Common Stock, which shares will vest ratably on a monthly basis over a 36-month period subject to the terms and conditions of that agreement. The Company has not obtained a valuation of such securities and there is no publicly-available pricing information regarding such securities, and therefore the value of such shares is not reflected in the table above.

The Company’s directors do not receive additional compensation for their service on the Board or attendance at Board meetings.

Apart from the bonus and equity compensation to Mr. Kaye described above, the Company does not have any ongoing plan or arrangement regarding future compensation of directors or executive officers.

43

Method of Accounting

The compensation described in this section was calculated using the accrual method of accounting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The table below presents, as of the date of this Offering Circular, (i) the beneficial ownership of the Company’s Common Stock by the directors and executive officers named in the “Compensation of Directors and Executive Officers” section on page 43, as a group, individually naming each such director or executive officer who beneficially owns more than 10% of the Common Stock, and (ii) any other securityholder who beneficially owns more than 10% of our Common Stock. For purposes of this table, “beneficial owner” includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power which includes the power to vote, or to direct the voting of, the Common Stock, and/or investment power which includes the power to dispose, or to direct the disposition of, the Common Stock (accordingly, in some cases more than one person may be deemed the beneficial owner of shares).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Amount and Nature of Beneficial Ownership of Common Stock Acquirable	Percent of Common Stock
Jorge P. Newbery 440 S. LaSalle Street, Suite 1110 Chicago, Illinois 60605	80,000[1]	0	99[2]%
Neighborhoods United, LLC 440 S. LaSalle Street, Suite 1110 Chicago, Illinois 60605	80,000[1]	0	99[2]%
All directors and executive officers as a group	80,448[3]	562[4]	100%

__________________________

1 Pursuant to Neighborhoods United’s Limited Liability Company Agreement, Mr. Newbery has the sole power to appoint and remove the members of Neighborhoods United’s Board of Directors at will, and is entitled to cast a majority of the votes of the Board of Directors on any matter to be acted upon by the Board of Directors. Accordingly, the shares of the Company’s Common Stock owned of record by Neighborhoods United have also been deemed beneficially owned by Mr. Newbery for purposes of this table.

2 DeAnn O’Donovan, formerly the CEO of the Company, is currently the owner of shares of Common Stock. However, her shares are being redeemed and are therefore not taken into account on this chart.

3 Includes 80,000 shares of Common Stock beneficially owned by Neighborhoods United and Mr. Newbery and 448 shares of Common Stock beneficially owned by Jeremiah Kaye (representing the vested portion as of the date of this Offering Circular of the stock grant to Mr. Kaye described in the “Compensation of Directors and Executive Officers” section on page 43).

4 Includes the unvested portion of the stock grant to Mr. Kaye described in the “Compensation of Directors and Executive Officers” section on page 43.

44

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Jorge P. Newbery and Echeverria Kelly, who are husband and wife, own Neighborhoods United.

Mr. Newbery and Ms. Kelly also control various investment programs involved in investing in non-performing mortgage loans and real estate generally, including American Homeowner Preservation 2015A+, LLC (“2015A+”). The Company has entered into an agreement captioned “Residential Mortgage Special Servicing Agreement” (the “Servicing Agreement”) with 2015A+ pursuant to which the Company will serve as special servicer for 2015A+’s mortgage portfolio (beginning initially with a portion of that portfolio, although the parties intend over time to transfer all servicing activities to the Company as third-party servicers are phased out). A copy of the Servicing Agreement is attached hereto as Exhibit 1A-6A. Pursuant to the Servicing Agreement, the Company will be entitled to receive the servicing fees and other income set forth on Exhibit B of the agreement. The Company may enter into similar servicing agreements with other entities affiliated with Neighborhoods United.

The Company has also entered into an Asset Management Agreement with AHP Capital Management, LLC, which serves as the investment manager to 2015A+. AHP Capital Management, LLC is owned by Neighborhoods United. Under the Asset Management Agreement, AHP Capital Management, LLC has delegated its asset management role over 2015A+ loans currently being serviced by third parties to the Company. While those loans are serviced by third parties, the Company will provide asset management services and receive a monthly asset management fee of $60 per loan under the Asset Management Agreement. Once the Company takes over the servicing of any loan subject to the Asset Management Agreement, it will no longer receive the monthly asset management fee (its compensation would at that point be determined under the Servicing Agreement). A copy of the Asset Management Agreement is attached as Exhibit 1A-6J.

2015A+ provided an unsecured line of credit of up to $1,000,000 to the Company pursuant to an Unsecured Line of Credit Promissory Note dated July 19, 2018, a copy of which is attached hereto as Exhibit 1A-6J. The line of credit had a term of eighteen months, with all principal and accrued interest due in a single lump sum payment at maturity, with interested calculated at the rate of 20% per year. This indebtedness has been repaid.

On July 23, 2019, the Company and 2015A+ executed an Unsecured Line of Credit Promissory Note, pursuant to which the Company agreed to lend up to $2,000,000 to 2015A+ at 12% interest. All amounts loaned are be due and payable on July 23, 2020. A copy of the Unsecured Line of Credit Promissory Note is attached as Exhibit 1A-6M.

Jorge P. Newbery is a Partner in Activist Legal LLP, a law firm based in Washington D.C. Although Mr. Newbery is not a lawyer, Washington D.C. permits non-lawyers to be partners in law firms. The firm represents creditors in several states and seeks to achieve consensual resolutions of delinquent mortgage loans and avoid litigation whenever possible. The firm provides these services through a network of qualified co-counsel.

The Company may engage Activist Legal to represent it in loan workout, foreclosure, bankruptcy and related matters in connection with its business. In doing so, Activist Legal will typically charge the Company (and its other clients) flat rates allowable under Fannie Mae rules. Hourly work is billed at $225 per hour.

45

FINANCIAL STATEMENTS

AHP Servicing, LLC

Delaware Limited Liability Company

Financial Statements and Independent Auditor’s Report

July 31, 2018 and

December 31, 2017

46

AHP SERVICING, LLC

BALANCE SHEET (UNAUDITED)

AUGUST 31, 2019

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,080,397
Mortgage loans held for sale	4,148,901
Prepaid expenses	101,435
Accounts receivable, related party	132,553
Promissory note receivable	1,517,814
Total current assets	10,981,100

OTHER ASSETS
Property and equipment, net	223,000
Deferred offering costs	56,800
Deposits	25,000
Total other assets	304,800

TOTAL ASSETS	$11,285,900

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$583,257
Total liabilities	583,257

MEMBERS’ EQUITY	10,702,643

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$11,285,900

The accompanying notes are an integral part of these financial statements.

47

AHP SERVICING, LLC

STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE EIGHT MONTHS ENDED AUGUST 31, 2019

REVENUE
Asset management fees	$346,080
Loan servicing fees	665,218
Other income	110,012
Total revenue	1,121,310

EXPENSES
Salaries and benefits	1,465,262
Occupancy, equipment and communication	154,315
General and administrative	225,428
Professional services	376,793
Advertising and marketing	80,066
Depreciation and amortization	68,336
Total expenses	2,370,200

NET LOSS	$(1,248,890)

The accompanying notes are an integral part of these financial statements.

48

AHP SERVICING, LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY (UNAUDITED)

FOR THE EIGHT MONTHS ENDED AUGUST 31, 2019

Balance, December 31, 2018	$3,970,427

Member contributions	10,944,513

Member distributions	(2,963,407)

Net loss	(1,248,890)

Balance, August 31, 2019	$10,702,643

The accompanying notes are an integral part of these financial statements.

49

AHP SERVICING, LLC

STATEMENT OF CASH FLOWS

FOR THE EIGHT MONTHS ENDED AUGUST 31, 2019

Cash flows from operating activities
Net loss	$(1,248,890)
Non-cash items-
Depreciation and amortization	68,336
(Increase) decrease in-
Accounts receivables, related party	269,947
Prepaid expenses	48,162
Deposits	893
Decrease in-
Accounts payable and accrued expenses	(36,473)
Net cash used in operating activities	(898,025)

Cash flowS from investing activities
Purchases of property and equipment	(67,027)
Purchases of mortgage loans held for sale	(3,647,297)
Net cash used in investing activities	(3,714,324)

Cash flowS from financing activities
Member contributions	10,944,513
Member distributions	(2,963,407)
Promissory note receivable	(1,517,814)
Net cash provided by financing activities	6,463,292

INCREASE IN CASH AND CASH EQUIVALENTS	1,850,943

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	3,229,453

CASH AND CASH EQUIVALENTS, END OF YEAR	$5,080,396

SUPPLEMENTAL INFORMATION
Cash paid for interest	$–

The accompanying notes are an integral part of these financial statements.

50

AHP SERVICING, LLC

NOTES TO FINANCIAL STATEMENTS

A.	A NATURE OF OPERATIONS

AHP Servicing, LLC (the “Company”), is a limited liability company organized June 27, 2017 under the laws of the state of Delaware. The Company was organized to develop and market a specialty mortgage servicing business as well as to invest in and service pools of defaulted mortgage loans (loans that are secured by a mortgage on real estate and delinquent on payments).

B.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements of the Company are prepared on the accrual basis of accounting.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”).

The Company adopted the calendar year as its basis of fiscal reporting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash and cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Escrow Cash

The Company maintains segregated bank accounts in trust for escrow balances for mortgagors. The balances of these accounts totaled $9,190 at August 31, 2019.

Mortgage Loans Held for Sale

Mortgage loans purchased and held for sale in the secondary market are carried at the lower of aggregate cost or fair value, as determined using quoted prices for similar assets, adjusted for specific attributes of that loan, which would be used by other market participants.

Asset Management Fees

The Company performs asset management services for certain mortgage loans held by a related party. Asset management fees are based on a monthly loan fee in accordance with the underlying agreement, and are recognized into revenue on a monthly basis.

51

AHP SERVICING, LLC

NOTES TO FINANCIAL STATEMENTS

B.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loan Servicing Fees

Loan servicing fees represent revenue earned for servicing loans for various investors. Loan servicing fees are based on a monthly servicing fee per loan and event-based fees and are recognized into revenue on a monthly basis. Loan servicing expenses are charged to operations as incurred.

Property and Equipment

Property and equipment are recorded at cost when purchased. Depreciation is recorded for property and equipment using the straight-line method over the estimated useful lives of the assets. The Company reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable. The balance at August 31, 2019 consisted of computers, capitalized software, and office equipment with estimated useful lives of 3-5 years. The Company’s property and equipment consisted of the following as of August 31, 2019:

	Useful lives (years)	2019
Property and equipment, at cost
Computers	3	$66,720
Software & Technology Costs	3	264,099
Furniture, Fixtures & Equipment	5	15,040
Total property and equipment, at cost		345,859

Accumulated depreciation and amortization
Computers	3	(32,181)
Software & Technology Costs	3	(87,073)
Furniture, Fixtures & Equipment	5	(3,605)
Total accumulated depreciation and amortization		(122,859)
Total property and equipment, net		$223,000

Depreciation and amortization expense totaled $68336 for the eight months ended August 31, 2019.

Capitalized Internal Software

The Company accounts for its internally developed software in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 350-40, Intangibles – Goodwill and Other, Subtopic Internal Use Software (ASC 350-40). Per ASC 350-40, direct costs incurred during the preliminary project stage are expensed as incurred. Once the capitalization criteria of ASC 350-40 have been met, external direct costs of materials and services consumed in developing or obtaining internal use computer software and the payroll and payroll related costs for employees who are directly associated with and who devote time to the internal use software are capitalized. The Company capitalized internally developed software costs totaling $54,000 during the eight months ended August 31, 2019.

52

AHP SERVICING, LLC

NOTES TO FINANCIAL STATEMENTS

B.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Servicing Receivables

Servicing receivables represent funds advanced by the Company on behalf of customers and investors to cover delinquent balances for property taxes, insurance premiums, and other out-of-pocket costs. Servicing receivables are made in accordance with the servicing agreements and in certain cases are recoverable upon collection of future borrower payments, from the payment of accounts receivable, or from the proceeds resulting from the foreclosure of the underlying loans. The Company periodically reviews servicing receivables for collectability and amounts are written off when the are deemed uncollectible. No allowance has been recorded at August 31, 2019 as management has determined that all amounts are fully collectible.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC-340-10-S99-1 and Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (SAB) Topic 5A – “Expenses of Offering.” Deferred Offering Costs consist principally of legal fees incurred in connection with the Offering discussed in Note E. Prior to the completion of the Offering, these costs are capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to members’ equity upon the completion of the Proposed Offering or expensed if the Proposed Offering is not completed.

Stock-Based Compensation

During 2018, the Company’s management granted common stock to key employees. Grant-date fair value is determined using a third party valuation. Compensation cost for service-based equity awards is recognized on a straight line basis over the requisite service period, which is generally the vesting period.

Income Taxes

The Company has elected to be taxed as a partnership under the Internal Revenue Code. Accordingly, no federal or state income tax provisions have been recorded in the financial statements as all items of income and expense generated by the Company are reported on the members’ income tax returns. The Company has no federal or state tax examinations in process as of August 31, 2019.

Risks and Uncertainties

The Company’s primary business activity is the servicing of mortgage loans. The mortgage loan industry is directly affected by the housing market and interest rates. This makes the Company susceptible to economic changes in the housing markets and changes in interest rates.

53

AHP SERVICING, LLC

NOTES TO FINANCIAL STATEMENTS

C.	ACCOUNTS AND SERVICING RECEIVABLES

The Company periodically evaluates the carrying value of accounts and servicing receivable balances with delinquent balances written-off based on specific credit evaluations and circumstances of the debtor. No allowance for doubtful accounts has been established at August 31, 2019, as management has determined that all amounts are fully collectible.

D.	PROMISSORY NOTE RECEIVABLE

During 2019, the Company issued an unsecured line of credit to a related party with an availability of $2,000,000, at an interest rate of 12% per annum, and a maturity date of July 23, 2020. The outstanding balance on the line of credit was $1,517,814 at August 31, 2019. Interest income for the eight months ended August 31, 2019 totaled $17,814.

E.	LINE OF CREDIT

During 2018, the Company obtained an unsecured line of credit from a related party with an availability of $1,000,000, at an interest rate of 20% per annum, and a maturity date of January 19, 2020. There was no outstanding balance on the line of credit at August 31, 2019 and there was no interest expense for the eight months then ended.

F.	MEMBERS’ EQUITY

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

The Company’s Proposed Offering (the Offering) under Regulation A was qualified by the SEC on November 7, 2018. Under the Offering the Company is offering for sale up to 5,000,000 shares of Series A Preferred Stock at a price of $10 per share.

The Company allows for accredited and non-accredited investors in Series A Preferred Stock. The SEC has specific requirements that need to be met to be considered an accredited investor. Non-accredited investors have a limitation on how much can be invested in the Offering.

The Board of Directors has exclusive control over all aspects of the Company’s business. As a result, owners of Series A Preferred Stock have no right to participate in the management of the Company and do not have any voting rights. As of August 31, 2019, purchases of Class A Preferred Stock totaled $15,317,165.

54

AHP SERVICING, LLC

NOTES TO FINANCIAL STATEMENTS

G.	STOCK-BASED COMPENSATION

During 2018, the Company granted 21,010 shares of common stock to key employees of the Company, which vest over a three year period. Compensation cost is recognized over the requisite service period, generally defined as the vesting period. Compensation is recognized on a straight-line basis over the requisite service period for the entire award. The Company did not recognize compensation expense during the eight months ended August 31, 2019.

H.	RELATED PARTY TRANSACTIONS

The Company has a servicing agreement with American Homeowner Preservation 2015A+, LLC (AHP 2015A+). Both the Company and AHP 2015A+ are subsidiaries of Neighborhoods United, LLC.

The Company performs asset management services and subservicing for AHP 2015A+. The total amount due from AHP 2015A+ for activities was $132,553 and is included in accounts receivables, related party on the balance sheet at August 31, 2019. Total amount due to AHP 2015A+ was $343,098 and is included in accounts payable and accrued expenses on the balance sheet as of August 31, 2019. Total fees recognized as revenue from activities performed for AHP 2015A+ was $949,230 for the eight months ended August 31, 2019.

In the event related companies are unable to fulfill their obligations with the counterparty, the Company may be required to perform to the extent the related companies have outstanding obligations.

I.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space under an operating lease agreement, which expires in November 30, 2021. Rent expense under the lease agreement totaled $127,737 for the eight months ended August 31, 2019, and is included in occupancy, equipment and communication on the statement of operations. Future minimum rental payments under the operating lease are as follows as August 31, 2019:

Year Ending December 31,	Amounts
2019	$150,670
2020	155,190
2021	159,456
$465,315

55

AHP SERVICING, LLC

NOTES TO FINANCIAL STATEMENTS

J.	FAIR VALUE MEASUREMENTS

Due to the short term nature, the Company’s value of cash and cash equivalents, short term receivables and short term payables approximate their fair value at August 31, 2019.

K.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through October 7, 2019, the date the financial statements were available to be issued.

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9605 S. Kingston Ct. Suite 200 Englewood, CO 80112 303-721-6131 www.richeymay.com Assurance │ Tax │ Advisory

INDEPENDENT AUDITORS' REPORT

To the Members

AHP Servicing, LLC

Chicago, Illinois

Report on the Financial Statements

We have audited the accompanying financial statements of AHP Servicing, LLC, which comprise the balance sheet as of December 31, 2018, and the related statements of operations, changes in members' equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

57

INDEPENDENT AUDITORS' REPORT

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AHP Servicing, LLC as of December 31, 2018, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Richey May & Co.

Englewood, Colorado

March 29, 2019

58

AHP SERVICING, LLC

BALANCE SHEET

DECEMBER 31, 2018

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,229,453
Escrow cash	9,190
Mortgage loans held for sale	501,604
Prepaid expenses	149,597
Accounts and servicing receivables, related party	402,500
Total current assets	4,292,344

OTHER ASSETS
Property and equipment, net	224,309
Deferred offering costs	56,801
Deposits	25,893
Total other assets	307,003

TOTAL ASSETS	$4,599,347

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$619,730
Escrow Liability	9,190
Total liabilities	628,920

MEMBERS’ EQUITY	3,970,427

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$4,599,347

The accompanying notes are an integral part of these financial statements.

59

AHP SERVICING, LLC

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

REVENUE
Asset management fees	$1,128,984
Loan servicing fees	216,055
Total revenue	1,345,039

EXPENSES
Salaries and benefits	1,598,465
Occupancy, equipment and communication	170,455
General and administrative	189,419
Professional services	240,389
Advertising and marketing	83,863
Depreciation and amortization	52,610
Interest expense	22,954
Total expenses	2,358,155

NET LOSS	$(1,013,116)

The accompanying notes are an integral part of these financial statements.

60

AHP SERVICING, LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2018

Balance, December 31, 2017	$171,716

Member contributions	4,911,827

Member distributions	(100,000)

Net loss	(1,013,116)

Balance, December 31, 2018	$3,970,427

The accompanying notes are an integral part of these financial statements.

61

AHP SERVICING, LLC

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2018

Cash flows from operating activities
Net loss	$(1,016,116)
Non-cash items-
Depreciation and amortization	52,610
(Increase) decrease in-
Escrow cash	(9,190)
Accounts and servicing receivables, related party	(402,500)
Prepaid expenses	(104,304)
Deposits	(25,893)
Deferred offering costs	(56,801)
Increase in-
Accounts payable and accrued expenses	616,428
Escrow liability	9,190
Net cash used in operating activities	(933,576)

Cash flowS from investing activities
Purchases of property and equipment	(152,928)
Purchases of mortgage loans held for sale	(501,604)
Net cash used in investing activities	(654,532)

Cash flowS from financing activities
Member contributions	4,911,827
Member distributions	(100,000)
Repayment of line of credit	(200,000)
Net cash provided by financing activities	4,611,827

INCREASE IN CASH AND CASH EQUIVALENTS	3,023,719

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	205,734

CASH AND CASH EQUIVALENTS, END OF YEAR	$3,229,453

SUPPLEMENTAL INFORMATION
Cash paid for interest	$22,954

The accompanying notes are an integral part of these financial statements.

62

AHP SERVICING, LLC

NOTES TO FINANCIAL STATEMENTS

A.	A NATURE OF OPERATIONS

AHP Servicing, LLC (the “Company”), is a limited liability company organized June 27, 2017 under the laws of the state of Delaware. The Company was organized to develop and market a specialty mortgage servicing business as well as to invest in and service pools of defaulted mortgage loans (loans that are secured by a mortgage on real estate and delinquent on payments).

B.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements of the Company are prepared on the accrual basis of accounting.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”).

The Company adopted the calendar year as its basis of fiscal reporting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash and cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Escrow Cash

The Company maintains segregated bank accounts in trust for escrow balances for mortgagors. The balances of these accounts totaled $9,190 at December 31, 2018.

Mortgage Loans Held for Sale

Mortgage loans purchased and held for sale in the secondary market are carried at the lower of aggregate cost or fair value, as determined using quoted prices for similar assets, adjusted for specific attributes of that loan, which would be used by other market participants.

Asset Management Fees

The Company performs asset management services for certain mortgage loans held by a related party. Asset management fees are based on a monthly loan fee in accordance with the underlying agreement, and are recognized into revenue on a monthly basis.

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AHP SERVICING, LLC

NOTES TO FINANCIAL STATEMENTS

B.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loan Servicing Fees

Loan servicing fees represent revenue earned for servicing loans for various investors. Loan servicing fees are based on a monthly servicing fee per loan and event-based fees and are recognized into revenue on a monthly basis. Loan servicing expenses are charged to operations as incurred.

Property and Equipment

Property and equipment are recorded at cost when purchased. Depreciation is recorded for property and equipment using the straight-line method over the estimated useful lives of the assets. The Company reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable. The balance at December 31, 2018 consisted of computers, capitalized software, and office equipment with estimated useful lives of 3-5 years. The Company’s property and equipment consisted of the following as of December 31, 2018:

	Useful lives (years)	Amounts
Property and equipment, at cost		$53,693
Computers	3	210,099
Software & Technology Costs	3	15,040
Furniture, Fixtures & Equipment	5	278,832
Total property and equipment, at cost

Accumulated depreciation and amortization
Computers		(18,910)
Software & Technology Costs		(34,013)
Furniture, Fixtures & Equipment		(1,600)
Total accumulated depreciation and amortization		(54,523)
Total property and equipment, net		$224,309

Depreciation and amortization expense totaled $52,610 for the year ended December 31, 2018.

Capitalized Internal Software

The Company accounts for its internally developed software in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 350-40, Intangibles – Goodwill and Other, Subtopic Internal Use Software (ASC 350-40). Per ASC 350-40, direct costs incurred during the preliminary project stage are expensed as incurred. Once the capitalization criteria of ASC 350-40 have been met, external direct costs of materials and services consumed in developing or obtaining internal use computer software and the payroll and payroll related costs for employees who are directly associated with and who devote time to the internal use software are capitalized. The Company capitalized internally developed software costs totaling $113,109 during the year ended December 31, 2018.

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AHP SERVICING, LLC

NOTES TO FINANCIAL STATEMENTS

B.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Servicing Receivables

Servicing receivables represent funds advanced by the Company on behalf of customers and investors to cover delinquent balances for property taxes, insurance premiums, and other out-of-pocket costs. Servicing receivables are made in accordance with the servicing agreements and in certain cases are recoverable upon collection of future borrower payments, from the payment of accounts receivable, or from the proceeds resulting from the foreclosure of the underlying loans. The Company periodically reviews servicing receivables for collectability and amounts are written off when the are deemed uncollectible. No allowance has been recorded at December 31, 2018 as management has determined that all amounts are fully collectible.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC-340-10-S99-1 and Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (SAB) Topic 5A – “Expenses of Offering.” Deferred Offering Costs consist principally of legal fees incurred in connection with the Offering discussed in Note E. Prior to the completion of the Offering, these costs are capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to members’ equity upon the completion of the Proposed Offering or expensed if the Proposed Offering is not completed.

Stock-Based Compensation

During 2018, the Company’s management granted common stock to key employees. Grant-date fair value is determined using a third party valuation. Compensation cost for service-based equity awards is recognized on a straight line basis over the requisite service period, which is generally the vesting period.

Income Taxes

The Company has elected to be taxed as a partnership under the Internal Revenue Code. Accordingly, no federal or state income tax provisions have been recorded in the financial statements as all items of income and expense generated by the Company are reported on the members’ income tax returns. The Company has no federal or state tax examinations in process as of December 31, 2018.

Risks and Uncertainties

The Company’s primary business activity is the servicing of mortgage loans. The mortgage loan industry is directly affected by the housing market and interest rates. This makes the Company susceptible to economic changes in the housing markets and changes in interest rates.

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AHP SERVICING, LLC

NOTES TO FINANCIAL STATEMENTS

C.	ACCOUNTS AND SERVICING RECEIVABLES

The following summarizes accounts and servicing receivables at December 31, 2018:

Amounts
Accounts receivable	$90,940
Servicing receivable	228,962
Due from related party	82,598
$402,500

The Company periodically evaluates the carrying value of accounts and servicing receivable balances with delinquent balances written-off based on specific credit evaluations and circumstances of the debtor. No allowance for doubtful accounts has been established at December 31, 2018, as management has determined that all amounts are fully collectible.

D.	LINES OF CREDIT

During 2017, the Company obtained an unsecured line of credit with an availability of $200,000, an interest rate of 3.5% per annum, and a maturity date of September 25, 2018. The line of credit was repaid during the year ended December 31, 2018.

During 2018, the Company obtained an unsecured line of credit from a related party with an availability of $1,000,000, at an interest rate of 20% per annum, and a maturity date of January 19, 2020. There was no outstanding balance on the line of credit at December 31, 2018. Interest expense for the year ended December 31, 2018 totaled $22,954.

E.	MEMBERS’ EQUITY

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

The Company’s Proposed Offering (the Offering) under Regulation A was qualified by the SEC on November 7, 2018. Under the Offering the Company is offering for sale up to 5,000,000 shares of Series A Preferred Stock at a price of $10 per share.

The Company allows for accredited and non-accredited investors in Series A Preferred Stock. The SEC has specific requirements that need to be met to be considered an accredited investor. Non-accredited investors have a limitation on how much can be invested in the Offering.

The Board of Directors has exclusive control over all aspects of the Company’s business. As a result, owners of Series A Preferred Stock have no right to participate in the management of the Company and do not have any voting rights. As of December 31, 2018, purchases of Class A Preferred Stock totaled $4,136,777 and net member contributions totaled $4,911,827.

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AHP SERVICING, LLC

NOTES TO FINANCIAL STATEMENTS

F.	STOCK-BASED COMPENSATION

During 2018, the Company granted 21,010 shares of common stock to key employees of the Company, which vest over a three year period. Compensation cost is recognized over the requisite service period, generally defined as the vesting period. Compensation is recognized on a straight-line basis over the requisite service period for the entire award. The Company did not recognize compensation expense during the year ended December 31, 2018.

G.	RELATED PARTY TRANSACTIONS

The Company has a servicing agreement with American Homeowner Preservation 2015A+, LLC (AHP 2015A+). Both the Company and AHP 2015A+ are subsidiaries of Neighborhoods United, LLC.

The Company performs asset management services and subservicing for AHP 2015A+. The total amount due from AHP 2015A+ for activities was $315,556 and is included in accounts and servicing receivables, related party on the balance sheet at December 31, 2018. Total amount due to AHP 2015A+ was $382,495 and is included in accounts payable and accrued expenses on the balance sheet as of December 31, 2018. Total fees recognized as revenue from activities performed for AHP 2015A+ was $1,345,039 for the year ended December 31, 2018.

Due from AHP 2015A+ represents amounts receivable to the Company for payments made on behalf of related companies under common management that enter into similar transactions with the same counterparty. As of December 31, 2018, due from AHP 2015A+ balance totaled $82,598, which is included in accounts and servicing receivables, related party on the balance sheet at December 31, 2018.

In the event related companies are unable to fulfill their obligations with the counterparty, the Company may be required to perform to the extent the related companies have outstanding obligations.

H.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space under an operating lease agreement, which expires in November 30, 2021. Rent expense under the lease agreement totaled $127,737 for the year ended December 31, 2018, and is included in occupancy, equipment and communication on the statement of operations. Future minimum rental payments under the operating lease are as follows as December 31, 2018:

Year Ending December 31,	Amounts
2019	$150,670
2020	155,190
2021	159,456
$465,315

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AHP SERVICING, LLC

NOTES TO FINANCIAL STATEMENTS

I.	FAIR VALUE MEASUREMENTS

Due to the short term nature, the Company’s value of cash and cash equivalents, short term receivables and short term payables approximate their fair value at December 31, 2018.

J.	SUBSEQUENT EVENTS

On January 25, 2019, the Company executed a mortgage loan sale agreement to purchase $850,000 in residential mortgage loans.

Management has evaluated subsequent events through March 29, 2019, the date the financial statements were available to be issued.

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GLOSSARY OF DEFINED TERMS

2015A+	American Homeowner Preservation 2015A+, LLC, a Delaware limited liability company.
AHP	American Homeowner Preservation, LLC, a Delaware limited liability company.
Authorizing Resolution	The First Amended and Restated Authorizing Resolution dated September 12, 2018, establishing the Series A Preferred Stock.
Code	The Internal Revenue Code of 1986, as amended (i.e., the federal tax code).
Common Stock	The Company’s common stock.
Company	AHP Servicing LLC, a limited liability company formed under the laws of Delaware.
Investor	Anyone who purchases Series A Preferred Stock in the Offering.
LLC Agreement	The agreement by and among the Company and all of its members captioned “Second Amended and Restated Limited Liability Company Agreement” and dated September 12, 2018.
Loans	Loans purchased or originated by the Company, typically loans that are secured by a mortgage on residential real estate and delinquent in payment.
Neighborhoods United	Neighborhoods United, LLC, a limited liability company formed under the laws of Delaware.
Non-Public Program	Certain non-public offerings of securities conducted by an affiliate of our founder that involved raising money from investors and investing in distressed mortgage, like the Company.
Offering	The offering of Series A Preferred Stock to the public, pursuant to this Offering Circular.
Offering Circular	The Offering Circular you are reading right now, which includes information about the Company, the Company, and the Offering.
Preferred Stock	The Company’s Preferred Stock.
Program	An offering conducted by an affiliate of our founder that involved raising money from investors and investing in distressed mortgage, like the Company.
Regulations	Regulations issued under the Code by the Internal Revenue Service.
Servicing Agreement	The agreement between the Company and 2015A+ captioned “Residential Mortgage Special Servicing Agreement.”
Series A Preferred Return	A compounded annual return of ten percent (10%) on the balance of each Investor’s unreturned investment.
Series A Preferred Stock	The interests in the Company that are being offered to the public in the Offering.
Site	The Internet site located at www.AHPServicing.com.
Trust	American Homeowner Preservation Trust, a Delaware Statutory Trust.
Trust Agreement	The Amended and Restated Trust Agreement by and among the Company, AHP Capital Management, LLC and U.S. Bank Trust National Association.
U.S. Bank	U.S. Bank Trust National Association.

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FORM 1-A

Regulation A Offering Statement

Part III – Exhibits

AHP Servicing LLC

440 S. LaSalle Street, Suite 1110

Chicago, Illinois 60605

(866) AHP-TEAM

www.ahpservicing.com

The following Exhibits are filed as part of this Offering Statement:

Exhibit 1A-2A	Certificate of Formation of the Company filed with the Delaware Secretary of State on June 27, 2017. *
Exhibit 1A-2B	Second Amended and Restated Limited Liability Company Agreement dated September 12, 2018. *
Exhibit 1A-2C	First Amended and Restated Authorizing Resolution of the Company’s Board of Directors dated September 12, 2018. *
Exhibit 1A-4	Form of Investment Agreement. *
Exhibit 1A-6A	Servicing Agreement between the Company and American Homeowner Preservation 2015A+, LLC. *
Exhibit 1A-6B	Employment Agreement dated January 15, 2018 among DeAnn O’Donovan, the Company and Neighborhoods United, LLC. *
Exhibit 1A-6C	Stock Restriction, Vesting and Stockholder Rights Agreement dated March 5, 2018, among DeAnn O’Donovan, the Company and Neighborhoods United, LLC. *
Exhibit 1A-6D	Invention, Non-Disclosure and Non-Competition Agreement dated January 15, 2018 among DeAnn O’Donovan, the Company and AHP Capital Management. *
Exhibit 1A-6E	Stock Restriction, Vesting and Stockholder Rights Agreement dated April 23, 2018, among Jeremiah Kaye, the Company and Neighborhoods United, LLC. *
Exhibit 1A-6F	Invention, Non-Disclosure and Non-Competition Agreement dated April 23, 2018 among Jeremiah Kaye, the Company and AHP Capital Management. *
Exhibit 1A-6G	Amended and Restated Trust Agreement of American Homeowner Preservation Trust by and among American Homeowner Preservation LLC, AHP Capital Management LLC, and U.S. Bank Trust National Association, dated October 29, 2014. *
Exhibit 1A-6H	Amendment No. 1 to Amended and Restated Trust Agreement of American Homeowner Preservation Trust. *
Exhibit 1A-6I	Series Addendum to Amended and Restated Trust Agreement (Series “AHP Servicing”). *
Exhibit 1A-6J	Unsecured Line of Credit Promissory Note dated July 19, 2018, between the Company and American Homeowner Preservation 2015A+, LLC. *
Exhibit 1A-6K	Asset Management Agreement dated effective March 1, 2018 between the Company and AHP Capital Management, LLC. *
Exhibit 1A-6L	Phantom Stock Agreement dated on or about May 2, 2019 with Renee Giannos.
Exhibit 1A-6M	Unsecured Line of Credit Promissory Note with 2015A+ dated July 23, 2019.
Exhibit 1A-11	Consent of Independent Auditor. *

* Previously filed and incorporated by reference.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 10, 2019.

AHP SERVICING LLC

By /s/ Jorge Newbery
Jorge Newbery, President and CEO

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jeremiah Kaye___________________________

Jeremiah Kaye, Vice President, Accounting & Finance

/s/ Jorge Newbery___________________________

Jorge Newbery, President and Chief Executive Officer

October 10, 2019

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